Exhibit 10.2

FORM OF

TRANSITIONAL SERVICES AGREEMENT

between

BNP PARIBAS,

BANCWEST HOLDING INC.,

BANK OF THE WEST,

FIRST HAWAIIAN, INC.,

and

FIRST HAWAIIAN BANK

Dated as of [     ], 2016

TABLE OF CONTENTS

		PAGE

ARTICLE I
DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Interpretation	7

ARTICLE II
SERVICES AND PROCEDURES

Section 2.1	Provision of Services	8
Section 2.2	Omitted Services	9
Section 2.3	Replacement Services	9
Section 2.4	Standard of Performance; Scope of Service	10
Section 2.5	Third-Party Providers	10
Section 2.6	Service Provider’s Employees	11
Section 2.7	Availability of Information and Records; Audit	11
Section 2.8	Disclaimer of Warrant	12
Section 2.9	Transition Support	13
Section 2.10	Exclusivity	13

ARTICLE III
FEES AND PAYMENTS

Section 3.1	Fees for Services	13
Section 3.2	Billing Statements	14
Section 3.3	Direct Payments to Third-Party Providers	14
Section 3.4	Disputes Over Billing Statements or Direct Payments	14
Section 3.5	Taxes	15

ARTICLE IV
TERM AND TERMINATION

Section 4.1	Term	16
Section 4.2	Termination	16
Section 4.3	Extension of Transition Period	17
Section 4.4	Effect of Termination	18

ARTICLE V
GOVERNANCE

Section 5.1	Transition Working Groups	18
Section 5.2	Separation Committees	19
Section 5.3	Steering Committee	20

i

ii

Schedules

Schedule A	Third-Party Services Provided by BWHI Providers to FHI Recipients

Schedule B	Third-Party Services Provided by FHI Providers to BWHI Recipients

Schedule C	Direct Services Provided from BWHI Providers to FHI Recipients

Schedule D	Direct Services Provided from FHI Providers to BWHI Recipients

Schedule E	Third-Party Services Provided by BNPP to FHI Recipients

iii

FORM OF
TRANSITIONAL SERVICES AGREEMENT

Transitional Services Agreement (this “Agreement”), dated [    ], 2016 (the “Effective Date”), between BNP Paribas, a corporation organized and domiciled in France (“BNPP”), BancWest Holding Inc., a Delaware corporation (“BWHI”), Bank of the West, a California state-chartered bank (“BoW”), First Hawaiian, Inc., a Delaware corporation (“FHI”), and First Hawaiian Bank, a Hawaii state-chartered bank (“FHB,” and together with BNPP, BWHI, BoW and FHI, the “Parties,” and each, a “Party”).

RECITALS

WHEREAS, on April 1, 2016, BNPP effected a series of reorganization transactions (the “Reorganization”) in contemplation of the proposed initial public offering (the “IPO”) of a portion of the shares of common stock, par value $0.01 per share, of FHI (formerly known as BancWest Corporation (“BWC”)), a wholly owned subsidiary of BNPP, pursuant to a Master Reorganization Agreement by and among FHI, BWHI, BWC Holding Inc. and BNPP, dated as of April 1, 2016 (the “Master Reorganization Agreement”);

WHEREAS, prior to the Reorganization, FHB and BoW were bank subsidiaries of BWC and, as part of the Reorganization, were separated under independent bank holding companies with FHB remaining a direct subsidiary of FHI and BoW becoming a direct subsidiary of BWHI, a newly formed corporation which, as a result of the Reorganization, became a direct subsidiary of BNPP;

WHEREAS, historically, FHB and BoW, as subsidiaries of BWC, relied on certain third-party service providers to provide services pursuant to shared services contracts and relied upon each other and other affiliates of BNPP for the provision of certain services; and

WHEREAS, following the IPO, the Parties desire to obtain the continued provision or procurement of certain services as specified in this Agreement and the Schedules hereto and subject to, and in accordance with, the terms and conditions hereof, the Parties agree to provide or procure such services on a transitional basis from the Effective Date of this Agreement through the relevant Transition Period thereafter and to assist the other Party in the transition from these Services as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Definitions.  Capitalized terms used in this Agreement shall have the meanings assigned below:

“51% Date” means the first date on which BNPP ceases to beneficially own at least 51% of the outstanding common stock of FHI.

“Accessing Party” has the meaning set forth in Section 8.2(a).

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any federal, state, local, foreign or international arbitration or mediation tribunal.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means any law (including common law), statute, regulation, rule, executive order, ordinance, judgment, ruling, published regulatory policy or guideline, injunction, consent, order, exemption, license, approval or permit enacted, issued, promulgated, adjudged, entered or enforced by a Governmental Authority.

“Billing Statement” has the meaning set forth in Section 3.2.

“BNPP” has the meaning set forth in the preamble.

“BoW” has the meaning set forth in the preamble.

“BoW Project Leader” has the meaning set forth in Section 5.1(a).

“Business Day” means any day other than a Saturday, Sunday or day on which banks in Honolulu, Hawaii, New York, New York, Paris, France or San Francisco, California are authorized or required by Applicable Law to close.

“BWC” has the meaning set forth in the recitals.  For the avoidance of doubt, references to BWC do not mean BWC Holding Inc. BWC Holding Inc. was renamed “BancWest Corporation” on April 1, 2016 as part of the Reorganization.

“BWHI” has the meaning set forth in the preamble.

“BWHI Group” means, collectively, BWHI and its Subsidiaries (including BoW).  For the avoidance of doubt, the BWHI Group shall not include any members of the FHI Group.

“BWHI Provider” means BWHI, BoW or any other Subsidiary of BWHI, as applicable.

“BWHI Recipient” means BWHI or BoW, as applicable.

“Confidential Information” means any and all information of, related to, or concerning the Party or any of its Subsidiaries disclosing such information to another Party or any other Party’s respective Subsidiaries, whether disclosed on or prior to the Effective Date, and whether disclosed in oral, written, electronic or optical form, including (i) any information relating to the business, financial or other affairs (including future plans, financial targets, trade secrets and know-how) of the disclosing Party or such Party’s Subsidiaries, (ii) the Intellectual Property of the disclosing Party or such Party’s Subsidiaries or (iii) any information of the disclosing Party or such Party’s Subsidiaries provided in a manner which reasonably indicates the confidential or proprietary nature of such information.

“Disabling Procedures” has the meaning set forth in Section 8.2(c).

“Disclosing Party” has the meaning set forth in Section 8.1(a).

“Dispute” means any dispute, controversy, difference or claim arising out of or in connection with this Agreement or the subject matter of this Agreement, including any questions concerning its existence, formation, validity, interpretation, performance, breach and termination.

“Effective Date” has the meaning set forth in the preamble.

“Expense Reimbursement Agreement” means the Expense Reimbursement Agreement, dated [•], 2016, between [BancWest Corporation (formerly BWC Holding Inc.)] and FHI.

“FHB” has the meaning set forth in the preamble.

“FHB Project Leader” has the meaning set forth in Section 5.1(a).

“FHI” has the meaning set forth in the preamble.

“FHI Group” means, collectively, FHI and its Subsidiaries (including FHB).  For the avoidance of doubt, the FHI Group shall not include any members of the BWHI Group.

“FHI Provider” means FHI, FHB or any other Subsidiary of FHI, as applicable.

“FHI Recipient” means FHI or FHB, as applicable.

“Final Determination” means, with respect to a Dispute as to indemnification for a Loss under this Agreement, (i) a written agreement between the parties to such Dispute resolving such Dispute, (ii) a final and non-appealable order or judgment entered by a court of competent jurisdiction resolving such Dispute or (iii) a final non-appealable determination rendered by an arbitration or like panel to which the parties submitted such Dispute that resolves such Dispute.

“Governmental Authority” means any federal, state, local, domestic or foreign agency, court, tribunal, administrative body, arbitration panel, department or other legislative, judicial, governmental, quasi-governmental entity or self-regulatory organization with competent jurisdiction.

“Granting Party” has the meaning set forth in Section 8.2(a).

“Indemnifying Party” has the meaning set forth in Section 6.3(a).

“Indemnitee” has the meaning set forth in Section 6.3(a).

“Intellectual Property” means, in any and all jurisdictions throughout the world, any (i) patent rights, including all patents, pending patent applications (including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon), and foreign counterparts of any of the foregoing; (ii) copyrights, mask works, and all registrations thereof and applications therefor; (iii) Trademarks; (iv) domain names and uniform resource locators associated with the internet, including registrations thereof; and (v) rights with respect to information and materials not generally known to the public and from which independent economic value is derived from such information and materials not being generally known to the public, including trade secrets and other confidential and proprietary information, including rights to limit the use or disclosure thereof by any Person.

“IPO” has the meaning set forth in the recitals.

“Loss” means any damages, losses, charges, liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, interest, penalties, and costs and expenses (including fines, penalties, reasonable attorneys’ fees and reasonable out of pocket disbursements).

“Master Reorganization Agreement” has the meaning set forth in the recitals.

“Non-Control Date” has the meaning ascribed to such term in the Stockholder Agreement.

“Obtaining Party” has the meaning set forth in Section 7.3.

“Omitted Service” has the meaning set forth in Section 2.2.

“Party” has the meaning set forth in the preamble.

“Person” means any individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Personally Identifiable Information” means information that alone or in combination identifies an individual.

“Personnel” means, with respect to any Service Provider, the employees and agents (including, but not limited to, subcontractors (if permitted by the underlying contract with respect to a Service)) of such Service Provider who are assigned to perform any Service provided by such Service Provider pursuant to this Agreement.

“Privacy Laws” means any state, federal, or international law or regulation governing the collection, use, disclosure and/or sharing of Personally Identifiable Information, including the European Union Directive 1995/46/EC; the applicable provisions of the U.S. Financial Services Modernization Act of 1999 (15 U.S.C. §§ 6801 et seq.); the U.S. Fair Credit Reporting Act (15 U.S.C. §§ 1681 et seq.); laws regulating unsolicited email communications; security breach notification laws; laws imposing minimum security requirements; laws requiring the secure disposal of records containing credit reports and other personal data; and all other similar international, federal, state, provincial and local requirements.

“Project Card” has the meaning set forth in Section 2.9(a).

“Project Leaders” has the meaning set forth in Section 5.1(a).

“Providing Party” has the meaning set forth in Section 7.3.

“Receiving Party” has the meaning set forth in Section 8.1(a).

“Reorganization” has the meaning set forth in the recitals.

“Reorganization Effective Date” means April 1, 2016.

“Replacement Service” has the meaning set forth in Section 2.3.

“Security Breach” has the meaning set forth in Section 8.2(f).

“Separation Committee” has the meaning set forth in Section 5.2(a).

“Service Extension” has the meaning set forth in Section 4.3.

“Service Fee” means, with respect to each Service, the fee that the Service Recipient shall pay to the Service Provider or Third-Party Provider, as the case may be, in consideration for each Service, as provided in the column titled “Service Fee” in the applicable Schedules hereto.

“Service Period” means the frequency at which a Service is billed by a Service Provider (in the case of Services set forth in Schedule C or Schedule D) or a Third-Party Provider (in the case of Services set forth in Schedule A, Schedule B or Schedule E) (e.g., monthly, quarterly, annually or otherwise), consistent with billing practices prior to the Effective Date, as applicable.

“Service Provider” means the BWHI Provider or the FHI Provider, as applicable.

“Service Provider IP” has the meaning set forth in Section 7.2(a).

“Service Recipient” means the BWHI Recipient or FHI Recipient, as applicable.

“Service Recipient IP” has the meaning set forth in Section 7.2(b).

“Service Records” means, with respect to any Service, all records, data, files and other information received or generated in connection with the provision of such Service.

“Services” means the services and other support set forth on Schedule A, Schedule B, Schedule C, Schedule D and Schedule E, as amended from time to time, provided or procured by one or more Service Providers, in each case (i) in accordance with the terms and conditions set forth in this Agreement and (ii) other than any Service which is terminated pursuant to this Agreement.  For the avoidance of doubt, Services shall be deemed to include any Omitted Service and Replacement Service.

“Steering Committee” has the meaning set forth in Section 5.3(a).

“Stockholder Agreement” means the Stockholder Agreement, dated the Effective Date, between BNPP and FHI.

“Subsidiary” means, with respect to any Person, any other Person controlled by such Person.  For purposes of this Agreement, none of FHI and its Subsidiaries shall be considered Subsidiaries of BNPP or any of BNPP’s Subsidiaries.

“Systems” has the meaning set forth in Section 8.2(a).

“Tax” means any and all U.S. federal, state and local taxes, non-U.S. taxes, and other levies, fees, imposts, duties, tariffs and other charges in the nature of tax, together with any interest, penalties or additions imposed in connection therewith or with respect thereto, imposed by any Governmental Authority or political subdivision thereof, including taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also alternative minimum, add-on minimum, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, registration, documentary, environmental, disability, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Technology” means tangible embodiments, whether in electronic, written or other media, of technology, including inventions, ideas, designs, documentation (such as bill of materials, build instructions, test reports and invention disclosure forms), schematics, layouts, reports, algorithms, routines, software (including source code and object code), data, databases, lab notebooks, equipment, processes, prototypes and devices.

“Third-Party Claim” means any assertion by a Person (including a Governmental Authority) who is not a member of the FHI Group or the BWHI Group of any claim, or the commencement by any Person of any Action, against any member of the FHI Group or the BWHI Group.

“Third-Party Contract” means the contract underlying any Service identified on Schedule A, Schedule B or Schedule E between a Service Provider and a Third-Party Provider.

“Third-Party Provider” has the meaning set forth in Section 2.5(a).

“Third-Party Provider IP” has the meaning set forth in Section 7.2(c).

“Third-Party Recipient IP” has the meaning set forth in Section 7.2(d).

“Trademarks” means trademarks, service marks, logos and design marks, trade dress, trade names, and brand names, together with all goodwill associated with any of the foregoing, and all registrations thereof and applications therefor.

“Transition Period” means, with respect to any Service, the period beginning on the Effective Date and continuing until the end date set forth on Schedule A, Schedule B, Schedule C, Schedule D or Schedule E as amended from time to time, and any extension to such end date in accordance with Article IV.

“Transition Working Group” has the meaning set forth in Section 5.1(a).

Section 1.2                                    Interpretation.

(a)                                 Unless the context otherwise requires:

(i)                                     references contained in this Agreement to the preamble, to the recitals and to specific Articles, Sections, Subsections or Schedules shall refer, respectively, to the preamble, recitals, Articles, Sections, Subsections or Schedules to this Agreement;

(ii)                                  references to any agreement or other document are to such agreement or document as amended, modified, supplemented or replaced from time to time;

(iii)                               references to any statute or statutory provision include all rules and regulations promulgated pursuant to such statute or statutory provision, in each case as such statute, statutory provision, rules or regulations may be amended, modified, supplemented or replaced from time to time;

(iv)                              references to any Governmental Authority include any successor to such Governmental Authority;

(v)                                 terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(vi)                              the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(vii)                           the terms “Dollars” and “$” mean U.S. dollars;

(viii)                        the terms “day” and “days” mean calendar days if not used in connection with the term “Business Day,” which has the meaning set forth in Section 1.1; and

(ix)                              wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

(b)                                 In the event of any inconsistency between this Agreement and any Schedule hereto, the terms of such Schedule shall prevail.

(c)                                  The headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

(d)                                 The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event of an ambiguity or a question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(e)                                  In this Agreement, any provision which applies “until” a specified date shall apply on such specified date, and shall cease to apply on the date immediately following such specified date.

ARTICLE II
SERVICES AND PROCEDURES

Section 2.1                                    Provision of Services.

(a)                                 In accordance with the terms and subject to the conditions contained in this Agreement (including, for the avoidance of doubt, the Schedules hereto):

(i)                                     the applicable BWHI Provider shall provide or procure the provision of the Services described on Schedule A provided under the contracts identified on such Schedule to or for the applicable FHI Recipient;

(ii)                                  the applicable FHI Provider shall provide or procure the provision of the Services described on Schedule B provided under the contracts identified on such Schedule to or for the applicable BWHI Recipient;

(iii)                               the applicable BWHI Provider shall provide the Services described on Schedule C to the applicable FHI Recipient;

(iv)                              the applicable FHI Provider shall provide the Services described on Schedule D to the applicable BWHI Recipient; and

(v)                                 BNPP shall provide or procure the provision of, or shall cause one or more of its Subsidiaries to provide or procure the provision of, the Services described on Schedule E provided under the contracts identified on such Schedule to or for the applicable FHI Recipient.

(b)                                 Each Service Provider shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to cooperate with the respective Service Recipient and its Subsidiaries in all matters necessary for, or in connection with, the provision of Services under this Agreement and the related Schedules.

Section 2.2                                    Omitted Services.  In the event that a Service Recipient reasonably requests that a Service Provider provide or procure the provision of any service that was provided or procured prior to the Effective Date and that is reasonably necessary for the Service Recipient to carry on its business in the same form in which such business was conducted prior to the Effective Date, but is not listed on the Schedules hereto (each, an “Omitted Service”), the applicable Service Provider may provide or procure the provision of such Omitted Service to or for such applicable Service Recipient on terms to be negotiated by the Parties in good faith, unless the Omitted Service is readily and expeditiously available to the Service Recipient from a provider other than the Service Provider, in which case the Service Recipient shall use diligent efforts to identify and enter into commercially reasonable arrangements with such a provider with respect to the provision of the Omitted Service; provided, however, that the Service Provider shall not be required to provide or procure the provision of any Omitted Service if it does not, in its reasonable judgment, have adequate resources to provide or procure the provision of such Omitted Service or if the provision or procurement of the provision of such Omitted Service would significantly disrupt the operations of its businesses; and provided, further, that the Service Provider shall not be required to provide or procure any Omitted Service if the applicable Parties are unable to reach agreement on the terms thereof (including with respect to Service Fees therefor).  In the event that a Service Provider agrees to provide or procure the provision of an Omitted Service, the Parties will enter into a written amendment to this Agreement, amending the applicable Schedule to reflect such Omitted Service, and such Omitted Service shall be deemed to be part of this Agreement and the Services from and after the effective date of such amendment; provided that any Omitted Services must be added to this Agreement no later than ninety (90) days from the Effective Date and the Parties shall work together in good faith to complete a Project Card for such Omitted Service.  For the avoidance of doubt, BNPP’s written agreement shall not be required with respect to amendments to Schedule A, Schedule B, Schedule C and Schedule D, and neither BWHI’s nor BoW’s approval shall be required with respect to amendments to Schedule E.

Section 2.3                                    Replacement Services.  If any Party is (i) unable to, or unable to continue to, provide or procure the provision of any Service for which it is identified as the Service Provider on the Schedules hereto for any reason outside such Party’s control or (ii) excused from providing or procuring any Service by reason of Section 2.4(b), the Service Provider shall immediately notify the Service Recipient and shall use its, or shall cause its

Subsidiaries to use their respective, commercially reasonable efforts to promptly provide to or procure for the applicable Service Recipient substantially equivalent services and support in accordance with the terms of this Agreement (such service and support, a “Replacement Service”).  In the event that a Service Provider is required to provide or procure a Replacement Service, the Parties will reasonably cooperate in good faith to revise the applicable Project Card pursuant to Section 2.9(a) and will enter into an amendment to this Agreement, amending the applicable Schedule to reflect such Replacement Service, and such Replacement Service shall be deemed to be part of this Agreement and the Services from and after the effective date of such amendment; provided, however, that the Service Fee is agreed upon in writing by the Parties.  For the avoidance of doubt, BNPP’s written agreement shall not be required with respect to amendments to Schedule A, Schedule B, Schedule C and Schedule D, and neither BWHI’s nor BoW’s approval shall be required with respect to amendments to Schedule E.

Section 2.4                                    Standard of Performance; Scope of Service.

(a)                                 Except as explicitly set forth in any Schedule hereto, each Service Provider shall provide or procure the provision of the Services it has agreed to provide or procure hereunder (i) in good faith, in a professional, timely and workmanlike manner and with reasonable care, (ii) in the same form in which such Services were provided prior to the Effective Date and (iii) up to the overall standards of quality (including, but not limited to, performance standards and service level agreements (if any)) and availability at which such Services were provided prior to the Effective Date, in each case unless otherwise agreed to by the Parties in writing.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, no Service Provider shall be obligated to provide or procure the provision of, or cause any of its Subsidiaries to provide or procure the provision of, any Service to the extent the provision of such Service would violate (i) any agreement or license with a third party to which such Service Provider or any of its Subsidiaries is subject as of the Effective Date due to a change in the beneficial ownership of FHI or (ii) any Applicable Law.  Each Service Provider shall use its commercially reasonable efforts to make or obtain any approvals, agreements, permits, consents, waivers and licenses from any third parties that are necessary to permit any affiliated Service Provider to provide or procure the provision of the applicable Services under this Agreement; provided that, to the extent such Service Provider incurs any cost or expense in connection with obtaining any such approvals, agreements, permits, consents, waivers and licenses and provides reasonable evidence of such costs or expenses, the Parties shall work in good faith to allocate such costs between the Parties in writing.

Section 2.5                                    Third-Party Providers.

(a)                                 As specified in Section 2.1(a)(i), Section 2.1(a)(ii) and Section 2.1(a)(v), the applicable Service Providers shall provide or procure the provision of the Services described on Schedule A, Schedule B and Schedule E, respectively, each of which, as of the Effective Date, is provided by one or more third-party service providers (each, a “Third-Party Provider”).  Notwithstanding anything in this Agreement to the contrary, each Service Provider shall use its commercially reasonable efforts to cause any Third-Party Providers performing Services to adhere to the terms and conditions of this Agreement in performing such Services.  For the avoidance of doubt, in the event of a material breach of the terms of this Agreement by any Third-Party Provider performing services that cannot be cured, the Service Provider shall use its, or shall cause its Subsidiaries to use their respective, commercially reasonable efforts to provide or procure a Replacement Service in accordance with Section 2.3.

(b)                                 Each Service Provider shall continue to manage its relationships with any Third-Party Provider with the same standard of care as if the Third-Party Provider were supporting such Service Provider’s own businesses.

Section 2.6                                    Service Provider’s Employees.

(a)                                 With respect to Services provided directly by a Service Provider to a Service Recipient (as opposed to Services provided directly by or through a Third-Party Provider), each Service Provider shall be responsible for selecting and supervising in good faith the Personnel who will perform any particular Service and performing all administrative support with respect to such Personnel.  Each Service Provider shall be responsible for ensuring that the Personnel it selects to perform Services hereunder have all requisite licenses and qualifications required to render such Services.

(b)                                 No provision of this Agreement is intended or shall be deemed to have the effect of placing the management or policies of any Service Recipient under the control or direction of any Service Provider, or vice versa, including the management of any Personnel of any Service Provider.

Section 2.7                                    Availability of Information and Records; Audit.

(a)                                 Subject to Article VIII and to Applicable Law, each Service Recipient shall, or shall cause its Subsidiaries to, and on a timely basis, (i) make available to the applicable Service Provider all information reasonably requested by such Service Provider to enable such Service Provider to provide any of the applicable Services and (ii) provide such Service Provider with reasonable access to the Service Recipient’s premises and systems to the extent necessary for purposes of providing the applicable Services, subject to the Service Provider’s compliance with all policies and procedures, and other reasonable requirements and instructions, communicated by the Service Recipient regarding such access.

(b)                                 Each Party shall maintain and retain Service Records as may be required by, and in compliance with, Applicable Law and the underlying contract in respect of the Service provided.  Subject to Applicable Law, the requirements of a Third-Party Contract and the preservation of any evidentiary privilege, if applicable, for the longer of the period of time a Party is required to maintain or retain Service Records as provided by Applicable Law or the underlying contract or the period of time during which Services are provided and one year following termination of such Services, each Service Provider or Service Recipient shall, or shall cause its Subsidiaries to, do the following as promptly as practicable but in no event more than thirty (30) days following receipt of a reasonable, written request by a Service Recipient or

Service Provider, as applicable, or such shorter period as may be required by Applicable Law: (i) provide the requesting Party or its designee with access to all available Service Records relating to the provision of any Services to a Service Recipient or from a Service Provider, as applicable and (ii) respond to the requesting Party’s or its designee’s questions and requests for information regarding the provision of any Services to a Service Recipient or from a Service Provider, as applicable.  Each Party’s obligations under this paragraph will survive the termination of this Agreement, if applicable.

(c)                                  Following termination of this Agreement, and subject to Section 8.1 of this Agreement, each Party shall have the right to retain an archival copy of any records received under Section 2.7(b) to the extent required by Applicable Law or by reasonable record retention policies of the Service Provider or for the purpose of responding to regulatory requests or intraparty claims or fulfilling its obligations under Section 2.7(b).

(d)                                 To the extent (but only to the extent) required by Applicable Law or a Governmental Authority, upon reasonable advance notice, a Service Recipient shall have the right to review and audit the applicable Service Provider’s compliance with this Agreement and the systems and procedures employed by such Service Provider in providing the Services.  Any audit conducted pursuant to this Section 2.7(d) shall be conducted during normal business hours, shall employ reasonable procedures and methods as necessary and appropriate in the circumstances and shall not unreasonably interfere with the relevant Service Provider’s normal business operations.  Each Service Provider shall use its commercially reasonable efforts to facilitate any audit conducted by a Service Recipient pursuant to this Section 2.7(d); provided that nothing shall require the applicable Service Provider or its Subsidiaries to provide any information or records to the extent (i) such provision would be prohibited by contract or Applicable Law or (ii) such information or records are legally privileged.  In coordination with the Service Recipient, each applicable Service Provider shall use its commercially reasonable efforts to remedy in a commercially reasonable timeframe any material deficiencies determined by any audit conducted pursuant to this Section 2.7(d).  The Service Provider shall certify in writing to the Service Recipient the corrective action(s) taken and provide such additional information reasonably requested by the Service Recipient regarding such deficiencies and remedies therefor.  Each Party shall bear its own costs with respect to any audits conducted pursuant to this Section 2.7(d).  Each Party’s obligations under this Section 2.7(d) will survive the termination of this Agreement; provided that, for the avoidance of doubt, the review and audit rights provided pursuant to this Section 2.7(d) are only available to the extent (and only to the extent) required by Applicable Law or a Governmental Authority.

Section 2.8                                    Disclaimer of Warranties.  Except as otherwise expressly set forth in this Agreement, (a) each Service Provider specifically disclaims all warranties of any kind, express or implied, arising out of or related to this Agreement, including any implied warranties of merchantability and fitness for a particular purpose, with respect to their respective Services, (b) each Service Provider makes no representations or warranties as to the quality, suitability or adequacy of the Services provided by the Service Provider or its Subsidiaries for any purpose or use and (c) no information or description concerning the Services, whether written or oral, shall in any way alter the Services to be provided under this Agreement, including the scope, level of service or other attributes with respect to any Service.

Section 2.9                                    Transition Support.

(a)                                 The Parties acknowledge that they have been working together to mutually agree upon a written project plan for each of the Services identified on the Schedules hereto (each project plan, a “Project Card”).  Each Project Card is intended to address (i) the actions the applicable Service Provider and Service Recipient shall take to operate independently of one another or otherwise replace or migrate away from the Service, (ii) any inter-dependence between the actions contained in any of the various Project Cards, (iii) timelines for conclusion of the actions and separation activities described on the Project Card and (iv) any additional reasonable assistance any Party requires from the other in connection with completion of separation activities described on the Project Card.  The Project Cards are not incorporated into or made part of this Agreement.  The Parties agree to reasonably cooperate in good faith to revise the Project Cards as necessary based on changes in circumstances during the term of this Agreement.  In the event that the Parties revise a Project Card in a manner that results in such Project Card contradicting the relevant Schedule hereto, the Parties will act in good faith consistent with the terms of this Agreement to consider whether an amendment to this Agreement is necessary or desirable.  In the event an amendment is executed, it shall be deemed to be part of this Agreement and the Services from and after the effective date of such amendment.  For the avoidance of doubt, BNPP’s written agreement shall not be required with respect to amendments to Schedule A, Schedule B, Schedule C and Schedule E, and neither BWHI’s nor BoW’s approval shall be required with respect to amendments to Schedule E.

(b)                                 Each Service Provider shall reasonably cooperate in good faith to facilitate each Service Recipient’s ability to operate independently of or otherwise replace or migrate away from each Service.  Each Service Provider shall use commercially reasonable efforts to minimize (i) any disruption in connection with the receipt of Services, (ii) any quality degradation in connection with the Services and (iii) any cost to the applicable Service Recipient’s independent operation or replacement or migration away from each Service.  No Service Provider shall be obligated to incur any out-of-pocket cost or expense in connection with any of the actions taken pursuant to this Section 2.9(b) unless otherwise agreed to by the Parties in writing.

Section 2.10                             Exclusivity.  This Agreement is not exclusive.  Each Service Recipient shall be entitled to purchase the same or similar Services from any third party or may elect to internally provide any of the Services.  In the event a Service Recipient elects to purchase the same or similar Services from a third party or elects to internally provide the Services, such Service Recipient shall notify the applicable Service Provider and terminate such Service pursuant to Section 4.2(b).

ARTICLE III
FEES AND PAYMENTS

Section 3.1                                    Fees for Services.  In consideration for rendering the applicable Services pursuant to this Agreement and related Schedules, each Service Provider shall be entitled to receive a Service Fee as set forth on the applicable Schedule hereto.  In the event that the applicable Service Provider or Service Recipient in good faith determines that the Service Fee for a Service needs to be revised in light of the costs, including customary overhead allocation, actually incurred in providing the Service and any changes anticipated as a result of changes in the scope of services or applicable requirements which the Service is intended to address, the Service Provider and Service Recipient will discuss in good faith whether an adjustment to such Service Fee is appropriate under the circumstances; provided, however, that no Party shall be obligated to agree to revisions to the Service Fee.  In the event that the relevant Parties agree to an adjustment to the Service Fee, such Parties will enter into an amendment to this Agreement, amending the applicable Schedule to reflect such adjusted Service Fee, and such adjusted Service Fee shall be deemed to be part of this Agreement and the Services from and after the effective date of such amendment.  For the avoidance of doubt, BNPP’s written agreement shall not be required with respect to amendments to Schedule A, Schedule B, Schedule C and Schedule D, and neither BWHI’s nor BoW’s approval shall be required with respect to amendments to Schedule E.

Section 3.2                                    Billing Statements.  Subject to Section 3.3, within ten (10) days following the end of each Service Period, the Service Provider shall provide to the Service Recipient an invoice (the “Billing Statement”) setting forth the Service Fees payable by the Service Recipient to the Service Provider relating to expenses incurred in the immediately preceding Service Period.  The Service Recipient shall remit the amount set forth on the Billing Statement within thirty (30) days of receipt thereof unless another time period is specified in the applicable Schedule hereto; provided that the Service Recipient shall not be required to pay the portion of any Billing Statement that is in dispute pursuant to Section 3.4 of this Agreement.  For the avoidance of doubt, the Service Recipient shall be required to pay any undisputed portion of any Billing Statement within thirty (30) days of receipt of the Billing Statement.  In the event of a quarterly, annual or longer Service Period, the Service Provider shall provide the Service Recipient with interim invoices setting forth to-date Service Fees as and to the extent agreed between such Parties.

Section 3.3                                    Direct Payments to Third-Party Providers.  Where the Schedules hereto require the Service Recipient to pay a Service Fee directly to a Third-Party Provider, such Service Recipient shall be solely responsible for making such payment and the Service Provider shall not include such Service Fee on a Billing Statement unless the Service Fee was mistakenly billed to, and paid by, the Service Provider, in which case the Service Fee will be included on a Billing Statement pursuant to Section 3.2.

Section 3.4                                    Disputes Over Billing Statements or Direct Payments.

(a)                                 The Service Recipient may contest any portion of a Billing Statement in good faith by giving written notice to the Service Provider of such Dispute on or prior to the applicable payment due date.  As soon as reasonably practicable after receipt of any request from the Service Recipient, the Service Provider shall provide the Service Recipient with data and documentation supporting the calculations for any amounts included in the Billing Statement contested by the Service Recipient for purposes of verifying the accuracy of such calculation and such further documentation and information relating to the calculations of such Billing Statement as the Service Recipient may reasonably request.  If the Service Provider and Service Recipient cannot resolve a Dispute over a Billing Statement, such Dispute shall be resolved pursuant to Article V and Section 9.1 of this Agreement.  In the event such Dispute is resolved, the Service Recipient shall pay any outstanding and required amounts to the Service Provider within ten (10) days after the date such resolution occurs.

(b)                                 Where the Schedules hereto require the Service Recipient to pay a Service Fee directly to a Third-Party Provider, to the extent permitted under the Third-Party Contract, such Service Recipient shall resolve any dispute over a payment directly with the Third-Party Provider.  The Service Provider shall reasonably cooperate in good faith to assist the Service Recipient in resolving any such dispute.

Section 3.5                                    Taxes.

(a)                                 Notwithstanding anything in this Agreement to the contrary and subject to Section 3.5(e), the Parties’ respective responsibilities for Taxes arising under or in connection with this Agreement shall be as set forth in this Section 3.5.

(b)                                 Each Party shall be responsible for:

(i)                                     any personal property Taxes on property it uses, regardless of whether such property is owned or leased;

(ii)                                  franchise and privilege Taxes on its business;

(iii)                               Taxes based on its net income or gross receipts; and

(iv)                              Taxes based on the employment or wages of its employees, including FICA, Medicare, unemployment, worker’s compensation and other similar Taxes.

(c)                                  Each Service Provider shall be responsible for any sales, use, excise, value-added, services, consumption and other Taxes payable by such Service Provider on the goods or services used or consumed by such Service Provider in providing the Services.

(d)                                 Each Service Recipient shall be responsible for any sales, use, excise, value-added, services, consumption and other Taxes that are assessed on the provision of the particular Service to such Service Recipient, to the extent the Service Provider is not responsible for such Taxes pursuant to Section 3.5(c).

(e)                                  Notwithstanding anything in this Section 3.5 to the contrary, each Service Recipient shall be responsible for the Hawaii General Excise Tax that is assessed on the Service Provider for the provision of the particular Service to such Service Recipient; provided, however, if the Service Recipient has paid the Hawaii Use Tax relating to the provision of such Service, the Service Recipient is not required to make any payment in respect of such Hawaii General Excise Tax.

(f)                                   Each Service Recipient will make all payments to the Service Provider under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by Applicable Law in effect at the time of payment.

Any Tax required to be withheld on amounts payable under this Agreement will promptly be paid by the Service Recipient to the appropriate Governmental Authority, and the Service Recipient will furnish the Service Provider with proof of payment of such Tax.  If a Service Recipient is required under Applicable Law to withhold any Tax from any payment made pursuant to this Agreement, the amount of the payment will be increased such that the Service Provider receives the full amount due hereunder as if there was no withholding Tax, except to the extent that the amount so withheld is attributable to the Service Provider’s failure to comply with the Service Recipient’s request to deliver properly completed and executed documentation establishing exemption from or reduction of withholding Taxes with respect to payments made under this Agreement.

ARTICLE IV
TERM AND TERMINATION

Section 4.1                                    Term.  Each Service will be provided for the duration of the applicable Transition Period and will lapse automatically thereafter or at the time such Service is terminated prior to the expiration of the Transition Period in accordance with Section 4.2(b).  This Agreement shall terminate on December 31, 2018.

Section 4.2                                    Termination.

(a)                                 This Agreement may be terminated prior to the end of the term set forth in Section 4.1:

(i)                                     By BWHI or FHI immediately upon the material breach of this Agreement by the other or a Subsidiary of the other if such material breach is not cured within thirty (30) days after written notice thereof to the Party that is in material breach (or whose Subsidiary is in material breach); provided that any termination of this Agreement pursuant to this subsection (i) shall be effective only to terminate the portions of this Agreement that relate to the Services listed on Schedule A, Schedule B, Schedule C and Schedule D;

(ii)                                  By BNPP or FHI immediately upon the material breach of this Agreement by the other or, in the case of FHI, by a Subsidiary of FHI, if such material breach is not cured within thirty (30) days after written notice thereof to the Party that is in material breach (or whose Subsidiary is in material breach); provided that any termination of this Agreement pursuant to this subsection (ii) shall be effective only to terminate the portions of this Agreement that relate to the Services listed on Schedule E;

(iii)                               By any Party if required by Applicable Law or Governmental Authority having jurisdiction over such Party; or

(iv)                              Upon the mutual written agreement of the Parties.

(b)                                 Subject to Section 4.2(c), any particular Service (including any Omitted Service or Replacement Service) provided pursuant to this Agreement may be terminated prior to the end of the applicable Transition Period by the Service Recipient, as long as the Service Recipient provides the Service Provider written notice of such termination at least thirty (30)

days prior to any such termination; provided that the Parties shall work in good faith to allocate, in writing, any and all fees and expenses reasonably incurred by the Service Provider as a result of such termination, including expenses or increased fees that result from the Service Provider becoming responsible for payment of the portion of any Service Fee that was previously allocated to or paid by the Service Recipient, in an equitable manner; provided, further, that the applicable Service Provider shall use commercially reasonable efforts to minimize any and all such fees and expenses.

(c)                                  If the Service Recipient elects to terminate any particular Service pursuant to Section 4.2(b), and the Service Provider reasonably determines and provides the Service Recipient with written notice prior to the termination of such Service that such termination will adversely affect the ability of any Service Provider to provide any other Service or portion of any other Service in any material respect, the Parties shall negotiate in good faith to amend the applicable Schedule relating to such affected continuing Service.  If the Parties enter into an amendment to this Agreement, amending the applicable Schedule to reflect the affected Service, including any adjustments to the Service Fee, such amendment shall be deemed to be part of this Agreement and the Services from and after the effective date of such amendment.  For the avoidance of doubt, BNPP’s written agreement shall not be required with respect to amendments to Schedule A, Schedule B, Schedule C and Schedule D, and neither BWHI’s nor BoW’s approval shall be required with respect to amendments to Schedule E.  The applicable Service Provider and Service Recipient agree to each use their commercially reasonable efforts to minimize the impact of the termination of any Service on the remainder of this Agreement.

Section 4.3                                    Extension of Transition Period.  In connection with the termination of any Service, if the Service Recipient reasonably determines that it will require such Service to continue beyond the applicable Transition Period, the Service Recipient may request that the Service Provider extend such Service (any such extension, a “Service Extension”) for a specified period beyond the scheduled termination of such Service (which period shall in no event be longer than one hundred and eighty (180) days) by written notice to the Service Provider no less than thirty (30) days prior to the date of such scheduled termination, and the Service Provider shall consider any such request in good faith; provided, however, that no Party shall be obligated to agree to any Service Extension, including because, after good-faith negotiations between the applicable Service Provider and Service Recipient, the applicable Service Provider and Service Recipient fail to reach an agreement with respect to the terms thereof; provided, further, that (i) there shall be no more than one (1) Service Extension with respect to each Service unless otherwise mutually agreed to in writing by the Parties and (ii) the Service Provider shall not be obligated to provide such Service Extension if a third-party consent is required and cannot be obtained by the Service Provider using commercially reasonable efforts.  In no event shall a Service be extended pursuant to this Section 4.3 if the Transition Period for such Service ends on the 51% Date unless otherwise agreed to by the Parties in writing and such agreement by the Parties is not in violation of the terms and conditions of the underlying contract governing the provision of the Service.  In the event that a Service Provider agrees to provide a Service Extension, the Parties will reasonably cooperate in good faith to revise the applicable Project Card pursuant to Section 2.9(a) and will enter into an amendment to this Agreement, amending the applicable Schedule to reflect such Service Extension, including any adjustments to the

Service Fee during the proposed extension, and such Service Extension shall be deemed to be part of this Agreement and the Services from and after the effective date of such amendment.  For the avoidance of doubt, BNPP’s written agreement shall not be required with respect to amendments to Schedule A, Schedule B, Schedule C and Schedule D, and neither BWHI’s nor BoW’s approval shall be required with respect to amendments to Schedule E.

Section 4.4                                    Effect of Termination.

(a)                                 In the event of the termination of this Agreement as provided in this Article IV, this Agreement shall forthwith become void and have no further effect, except that Section 2.7(b), Section 2.7(d), this Section 4.4, Section 7.1 and Section 7.3 and Article VI, Article VIII, Article IX and Article X shall survive the termination of this Agreement.  Upon the termination of this Agreement, each Service Provider shall have no further obligation to provide, or cause to be provided, any of the Services, and each Service Recipient shall promptly pay all costs, expenses and fees in respect of Services provided prior to the termination of this Agreement (which costs shall be pro-rated where necessary).  The termination of this Agreement will not terminate, affect or impair any rights, obligations, or liabilities of any Party that have accrued prior to the effective date of such termination or which under the terms of this Agreement continue after termination.

(b)                                 Upon the termination or expiration of any Service pursuant to this Agreement, the Service Provider shall have no further obligation to provide, or cause to be provided, such Service, and the Service Recipient shall promptly pay all costs, expenses and fees properly due in respect of such Service prior to the termination of this Agreement (which costs shall be pro-rated where necessary).  The termination or expiration of any Service will not terminate, affect or impair any rights, obligations, or liabilities of any Party that have accrued prior to the effective date of such termination or which under the terms of this Agreement continue after termination.

ARTICLE V
GOVERNANCE

Section 5.1                                    Transition Working Groups.

(a)                                 For each Service listed on the Schedules hereto, BoW and FHB have established a joint transition working group (each, a “Transition Working Group”), which is comprised of at least (i) one (1) project leader from BoW, who shall have authority to act on BoW’s behalf with respect to the Service (the “BoW Project Leader”) and (ii) one (1) project leader from FHB, who shall have authority to act on FHB’s behalf with respect to the Service (the “FHB Project Leader,” and together with the BoW Project Leader, the “Project Leaders”).  The Project Leaders may appoint additional employees of BoW, BNPP or FHB with specific knowledge of and familiarity with the requirements of the Service to the applicable Transition Working Group.

(b)                                 Each Transition Working Group’s primary responsibilities include:

(i)                                     monitoring and coordinating the provision and receipt of the Service;

(ii)                                  managing any issues arising from the Service, including, but not limited to, using its commercially reasonable efforts to resolve Disputes with respect to the Service, including Disputes involving invoices and the provision of Replacement Services or Omitted Services (if any); and

(iii)                               overseeing the Parties’ progress in transferring from the Service, including, but not limited to, ensuring that the applicable Service Provider and Service Recipient are taking the actions described on the Project Card and achieving key milestones in order to operate independently of one another or otherwise replace or migrate away from the Service by the end of the Transition Period.

(c)                                  Each Transition Working Group will meet in person or through teleconference no less than twice per month during the Transition Period of the Service to discuss any matters relating to the Services for which it is responsible.

(d)                                 Each of BWHI and FHI shall have the right at any time to replace its Project Leader by advising the other Party in writing (including by email) of such replacement.

(e)                                  For each of the Services listed on Schedule E hereto, BNPP shall designate a representative with specific knowledge of and familiarity with the requirements of the Service to serve as a contact to the applicable Transition Working Group and such Person shall be reasonably available to discuss any matters relating to the Service.

Section 5.2                                    Separation Committees.

(a)                                 BoW and FHB will establish a separation committee (“Separation Committee”), which shall comprise (i) one (1) transition head from BoW who shall have authority to act on BoW’s behalf with respect to this Agreement and (ii) one (1) transition head from FHB, who shall have authority to act on FHB’s behalf with respect to this Agreement.

(b)                                 To the extent the Transition Working Group is unable to agree on a course of action with respect to a decision or Dispute arising under a Service, the Transition Working Group shall notify the Separation Committee in writing (including by email), and the Separation Committee will meet, in person or through teleconference, to take up such decision or Dispute; provided that the Separation Committee shall, as promptly as practicable but in no event later than ten (10) Business Days after receiving notice from the Transition Working Group, convene a meeting after receiving written notice (including by email) from a Transition Working Group that a decision or resolution of a Dispute is needed with respect to a Service.  The Separation Committee shall use its commercially reasonable efforts to make such required decision or resolve such Dispute.  To the extent the Separation Committee deems it appropriate, the Separation Committee may consult with and consider input from the applicable Transition Working Group in coming to any decision or resolving any Dispute with respect to a Service.

(c)                                  Each of BoW and FHB shall have the right at any time to replace its transition head on the Separation Committee by advising the other Party in writing (including by email) of such replacement.

Section 5.3                                    Steering Committee.

(a)                                 BoW, FHB and BNPP will establish a steering committee (“Steering Committee”), which shall comprise (i) one (1) member of executive management with decision-making authority from BoW, (ii) one (1) member of executive management with decision-making authority from FHB and (iii) one (1) member of executive management with decision-making authority from BNPP.

(b)                                 To the extent the Separation Committee is unable to agree on a course of action with respect to a decision or Dispute arising under a Service, the Separation Committee shall notify the Steering Committee in writing (including by email) and the Steering Committee will meet, in person or through teleconference, to address such decision or Dispute; provided that the Steering Committee shall, as promptly as practicable but in no event later than fifteen (15) Business Days after receiving notice from the Separation Committee, convene a meeting after receiving written notice (including by email) from the Separation Committee that a decision is needed with respect to a Service.  The Steering Committee shall use its commercially reasonable efforts to make such required decision or resolve such Dispute by unanimous agreement.  To the extent the Steering Committee deems it appropriate, the Steering Committee may consult with and consider input from the Separation Committee and the applicable Transition Working Group in coming to any decision or resolving any Dispute with respect to a Service.

(c)                                  Each of BoW, FHB and BNPP shall have the right at any time, and from time to time, to replace its executive management member of the Steering Committee by advising the other Parties in writing (including by email) of such replacement.

ARTICLE VI
INDEMNIFICATION

Section 6.1                                    Indemnification for Losses Related to Third-Party Contracts.

(a)                                 To the fullest extent permitted by Applicable Law, BWHI shall indemnify, defend and hold harmless FHI and its Subsidiaries and each of the respective former and current directors, officers and employees of the FHI Group, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Losses relating to, arising out of or resulting from, directly or indirectly, any Third-Party Contract, except that this indemnity obligation shall not apply to the extent (but only to the extent):

(i)            that the Losses arise out of or result from the negligence, recklessness, violation of law, fraud or misrepresentation by or of (x) FHB or any of its Subsidiaries or (y) FHI to the extent (but only to the extent) any such act occurred after the Reorganization Effective Date; or

(ii)           the Losses result from the breach of the terms and provisions of such Third-Party Contract by (x) FHB or any of its Subsidiaries or (y) FHI to the extent (but only to the extent) such breach occurred after the Reorganization Effective Date.

(b)           To the fullest extent permitted by Applicable Law, FHI shall indemnify, defend and hold harmless BWHI and its Subsidiaries and each of the respective former and current directors, officers and employees of the BWHI Group, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Losses relating to, arising out of or resulting from, directly or indirectly, any Third-Party Contract, to the extent (but only to the extent) that:

(i)                                     the Losses arise out of or result from the negligence, recklessness, violation of law, fraud or misrepresentation by (x) FHB or any of its Subsidiaries or (y) FHI to the extent (but only to the extent) any such act occurred after the Reorganization Effective Date; or

(ii)                                  the Losses result from the breach of the terms and provision of such Third-Party Contract by (x) FHB or any of its Subsidiaries or (y) FHI to the extent (but only to the extent) such breach occurred after the Reorganization Effective Date.

(c)                                  For purposes of this Section 6.1, Losses shall not include Losses resulting from a breach of any Third-Party Contract by the applicable Third-Party Provider.

Section 6.2                                    Indemnification for Losses Arising Out of This Agreement.

(a)                                 To the fullest extent permitted by Applicable Law, BWHI shall indemnify, defend and hold harmless FHI and its Subsidiaries (including FHB) and each of the respective former and current directors, officers and employees of the FHI Group, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Losses relating to, arising out of or resulting from BWHI’s or any of its Subsidiaries’ breach of its obligations under this Agreement; provided that, if any such breach by BWHI or its Subsidiaries is the direct result of a breach of a Third-Party Contract by a Third-Party Provider performing Services, indemnification shall be required under this Section 6.2(a) to the extent (but only to the extent) Losses relate to, arise out of or result from BWHI’s or any of its Subsidiaries’ negligence, recklessness, violation of law, fraud or misrepresentation.

(b)                                 To the fullest extent permitted by Applicable Law, FHI shall indemnify, defend and hold harmless BWHI and its Subsidiaries and each of the respective former and current directors, officers and employees of the BWHI Group, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Losses relating to, arising out of or resulting from FHI’s or any of its Subsidiaries’ breach of its obligations under this Agreement; provided that, if any such breach by FHI or its Subsidiaries is the direct result of a breach of a Third-Party Contract by a Third-Party Provider performing Services, indemnification shall be required under this Section 6.2(b) to the extent (but only to the extent) Losses relate to, arise out of or result from FHI’s or any of its Subsidiaries’ negligence, recklessness, violation of law, fraud or misrepresentation.

(c)                                  In the event of a breach of a Third-Party Contract by a Third-Party Provider performing Services, and any resulting Losses to FHI, BWHI or their respective Subsidiaries are not the subject of indemnification pursuant to Section 6.2(a) and Section 6.2(b), the Parties agree to cooperate with each other Party in a reasonable manner to seek appropriate remedies from the relevant Third-Party Provider.  Such cooperation shall include cooperation with respect to pursuing an Action against, negotiating a settlement or compromise with or otherwise prosecuting any right or claim against the Third-Party Provider, as well as sharing the cost and expense of any of the previously listed actions in an equitable manner.

Section 6.3                                    Procedure for Indemnification of Third-Party Claims.

(a)                                 Notice of Claim.  If, at or following the date of this Agreement, any Person entitled to indemnification hereunder an (“Indemnitee”) shall receive notice or otherwise learn of a Third-Party Claim with respect to which another Party (an “Indemnifying Party”) may be obligated to provide indemnification to such Indemnitee pursuant to Section 6.1 or Section 6.2, such Indemnitee shall give such Indemnifying Party written notice thereof as soon as practicable but in any event within twenty (20) days (or sooner if the nature of the Third-Party Claim so requires) of becoming aware of such Third-Party Claim.  Any such notice shall describe the Third-Party Claim in reasonable detail, including the facts and circumstances giving rise to such claim for indemnification, and include copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third-Party Claim.  Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 6.3(a) shall not relieve the related Indemnifying Party of its obligations under this Article VI, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice and then only to the extent of such prejudice.

(b)                                 Control of Defense.  An Indemnifying Party may elect to defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any Third- Party Claim.  Within twenty (20) days after the receipt of notice from an Indemnitee in accordance with Section 6.3(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election as to whether the Indemnifying Party will assume responsibility for defending such Third-Party Claim.  After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnitee shall have the right to employ separate counsel and to monitor and participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee, except that the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee (i) for any period during which the Indemnifying Party has not assumed the defense of such Third-Party Claim (other than during any period in which the Indemnitee shall have failed to give notice of the Third-Party Claim in accordance with Section 6.3(a) and (ii) if a conflict exists between the positions of the Indemnifying Party and the Indemnitee, as reasonably determined in good faith by the Indemnitee, and the Indemnitee believes it is in the Indemnitee’s best interest to obtain independent counsel.  The Party controlling the defense of any Third-Party Claim shall keep the non-controlling Party advised of the status thereof and shall consider in good faith any recommendations made by the non-controlling Party with respect thereto.

(c)                                  If an Indemnifying Party elects not to assume responsibility for defending a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in Section 6.3(b), such Indemnitee may defend such Third-Party Claim at the cost and expense of the Indemnifying Party.

(d)                                 If an Indemnifying Party elects to assume the defense of a Third-Party Claim in accordance with the terms of this Agreement, the Indemnitee shall agree to any settlement, compromise or discharge of such Third-Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third-Party Claim and that releases the Indemnitee completely in connection with such Third-Party Claim; provided that Indemnitee shall not be required to admit any fault.

(e)                                  No Indemnifying Party shall consent to an entry of any judgment or enter into any settlement of any Third-Party Claim without the consent of the applicable Indemnitee or Indemnitees if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

(f)                                   Whether or not the Indemnifying Party assumes the defense of a Third-Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party’s prior written consent which shall not be unreasonably withheld.

Section 6.4                                    Additional Matters.

(a)                                 Notice of Direct Claims.  Any claim on account of a Loss that does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party as soon as practicable but in any event within twenty (20) days after becoming aware of such claim; provided that the failure of any Indemnitee to give notice as provided in this Section 6.4(a) shall not prejudice the ability of the Indemnitee to do so at a later time except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice and then only to the extent of such prejudice.  Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto.  If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment.  If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such Party as contemplated by this Agreement.

(b)                                 Subrogation.  In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other Person.  Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(c)                                  Substitution.  In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the Parties shall endeavor to substitute the Indemnifying Party for the named defendant, or add the Indemnifying Party as an additional named defendant.  If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in Section 6.3 and this Section 6.4, and the Indemnifying

Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys’ fees, experts’ fees and all other external expenses), the costs of any judgment or settlement and the cost of any interest or penalties relating to any judgment or settlement other than costs arising as a result of the negligence of the defendant.

(d)                                 Good Faith.  Subject to the other provisions of this Article VI, each Indemnitee shall act in good faith, and will make the same decisions in the use of personnel and the incurring of expenses as it would make if it were engaged and acting entirely at its own cost and for its own account regarding the conduct of any proceedings or the taking of any action for which indemnification may be sought.

(e)                                  Duty to Mitigate.  Each Indemnitee shall use its commercially reasonable efforts to mitigate any Loss that is subject to indemnification pursuant to the provisions of Section 6.1 or Section 6.2.  In the event an Indemnitee fails to so mitigate a Loss, the Indemnifying Party shall have no liability for any portion of such Loss that reasonably could have been avoided had the Indemnitee made such efforts.

Section 6.5                                    Payments.  The Indemnifying Party shall pay all amounts payable pursuant to this Article VI, by wire transfer of immediately available funds, promptly following receipt from an Indemnitee of a bill, together with all accompanying reasonably detailed back-up documentation, for a Loss that is the subject of indemnification under this Agreement, unless the Indemnifying Party in good faith disputes the Loss, in which event it shall so notify the Indemnitee. In any event, the Indemnifying Party shall pay to the Indemnitee, by wire transfer of immediately available funds, the amount of any Loss for which the Indemnifying Party is liable under this Agreement no later than three (3) Business Days or any longer period of time mutually agreed to by the relevant Parties in writing following any Final Determination of any dispute with respect to such Loss finding the Indemnifying Party’s liability therefor.  All payments made pursuant to this Article VI shall be made in U.S. dollars.

ARTICLE VII
INTELLECTUAL PROPERTY

Section 7.1                                    Ownership of Intellectual Property.  Ownership of any Intellectual Property developed or generated after the Reorganization Effective Date by or on behalf of any Party in connection with any Service shall vest in the developing or generating Party other than (a) Intellectual Property constituting an improvement or derivative work of a Party’s pre-existing or independently developed Intellectual Property, which shall be owned by such Party, (b) Intellectual Property constituting an improvement or derivative work of third-party Intellectual Property licensed to a Party, which shall be owned as specified in the applicable contract between such Party and such third party, (c) any Intellectual Property owned by a third party pursuant to an underlying contract with respect to a Service, which shall be owned as specified in the applicable contract between the relevant Party and such third party and (d) Intellectual Property developed as a Service, where such development and Intellectual Property to be developed is expressly described as part of such Service, which shall be owned by the applicable Service Recipient.  Each of BWHI, BoW, FHI and FHB agrees to assign, and hereby assigns, all of its right, title and interest in any such Intellectual Property developed or generated after the

Reorganization Effective Date by or on behalf of BWHI, BoW, or BNPP and FHI or FHB, as applicable, in accordance with the terms of this Section 7.1.

Section 7.2                                    Licensing of Intellectual Property.

(a)                                 To the extent that, in connection with its provision of any Service, any Service Provider provides any Service Recipient with access to any Technology the receipt of which would, in the absence of a license from the Service Provider, infringe or misappropriate any Intellectual Property (excluding Trademarks) owned and licensable by the Service Provider (collectively, “Service Provider IP”), then the Service Provider hereby grants to the applicable Service Recipient, during the term of this Agreement, a non-exclusive, revocable, personal, non-transferable, royalty-free, fully paid-up license, without the right to sublicense, under such Service Provider IP, solely to the extent necessary for the applicable Service Recipient to receive such Services in accordance with this Agreement.

(b)                                 To the extent that, in connection with the provision of any Service, any Service Recipient provides any Service Provider with access to any Technology the receipt of which would, in the absence of a license from the Service Recipient, infringe or misappropriate any Intellectual Property (excluding Trademarks) owned and licensable by the Service Recipient (collectively, “Service Recipient IP”), then the Service Recipient hereby grants to the applicable Service Provider, during the term of this Agreement, a non-exclusive, revocable, personal, non-transferable, royalty-free, fully paid-up license, without the right to sublicense, under such Service Recipient IP, solely to the extent necessary for the applicable Service Provider to provide such Services in accordance with this Agreement.

(c)                                  To the extent that, in connection with its provision of any Service, any Service Provider provides any Service Recipient with access to any Technology the Intellectual Property rights in which are not owned by such Service Provider but which are licensed by a third party to such Service Provider with a right of such Service Provider to grant a sublicense as set forth herein (“Third-Party Provider IP”), such Service Provider hereby grants to such Service Recipient, during the term of this Agreement, a non-exclusive, revocable, personal, non-transferable, royalty-free, fully paid-up sublicense, without the right to further sublicense, under such Third-Party Provider IP, to use such Technology, solely to the extent such grant would not breach or otherwise violate any agreement between such Service Provider with any third party and solely to the extent necessary for such Service Recipient to receive such Services in accordance with this Agreement; provided that such Service Recipient’s access to, use of and rights for such Third-Party Provider IP shall be subject in all regards to any restrictions, limitations or other terms or conditions imposed by the licensor of such Third-Party Provider IP, which terms and conditions will be provided to the applicable Service Recipient by the applicable Service Provider to the extent permitted by such terms and conditions.

(d)                                 To the extent that, in connection with its provision of any Service, any Service Recipient provides any Service Provider with access to any Technology the Intellectual Property rights in which are not owned by such Service Recipient but which are licensed by a third party to such Service Recipient with a right of such Service Recipient to grant a sublicense as set forth herein (“Third-Party Recipient IP”), such Service Recipient hereby grants to such Service Provider, during the term of this Agreement, a non-exclusive, revocable, personal, non-

transferable, royalty-free, fully paid-up sublicense, without the right to further sublicense, under such Third-Party Recipient IP, to use such Technology, solely to the extent such grant would not breach or otherwise violate any agreement between such Service Recipient with any third party and solely to the extent necessary for such Service Provider to provide such Services in accordance with this Agreement; provided that such Service Provider’s access to, use of and rights for such Third-Party Recipient IP shall be subject in all regards to any restrictions, limitations or other terms or conditions imposed by the licensor of such Third-Party Recipient IP, which terms and conditions will be provided to the applicable Service Provider by the applicable Service Recipient to the extent permitted by such terms and conditions.

(e)                                  Upon the termination or expiration of any Service pursuant to this Agreement, the license or sublicense, as applicable, to the relevant Intellectual Property granted hereunder in connection with such Service will automatically terminate (except to the extent such license or sublicense also applies to one or more Services that has not terminated or expired); provided, however, that all licenses and sublicenses granted hereunder shall terminate immediately upon the expiration or earlier termination of this Agreement for any reason.

Section 7.3                                    Ownership of Data.  Any and all data, documents and other records originally provided by any Party or any of such Party’s Subsidiaries (collectively, the “Providing Party”) to another Party or any of its Subsidiaries (collectively, the “Obtaining Party”) in connection with the provision of the Services shall be and remain the exclusive property of such Providing Party.  The Providing Party may at any time request that the Obtaining Party (a) deliver such data, documents and records in the format provided by the Providing Party, together with information codes and tools necessary to reasonably process such data and records; and (b) delete and otherwise destroy such Providing Party data, documents and other records permanently, except to the extent the Obtaining Party is required by Applicable Law or its internal document retention policies to retain a copy for its records or to the extent any such data, documents and other records are included in internal board, board committee or senior executive meeting papers; provided, however, that in the case of data, documents or other records provided by a Service Recipient to a Service Provider, upon such deletion or destruction, the Service Provider shall not be obligated to continue to provide any Service to the extent the use of the data, documents and/or other records the Service Recipient requested to be deleted or destroyed is necessary to provide such Service.  Notwithstanding anything to the contrary in this paragraph, the Obtaining Party may retain copies of any and all data, documents and/or other records to the extent that it forms part of the Obtaining Party’s permanent archival back-up tapes; provided, however, that any such data, documents and/or other records retained pursuant to this sentence shall be subject to confidentiality obligations set forth in Article VIII of this Agreement.

ARTICLE VIII
CONFIDENTIALITY; SYSTEMS SECURITY

Section 8.1                                    Confidentiality.

(a)                                 Subject to Section 8.1(c), from and after the Effective Date, each Party that receives or obtains Confidential Information, or whose Subsidiaries receive or obtain Confidential Information (collectively, the “Receiving Party”), from another Party or any of its Subsidiaries (collectively, the “Disclosing Party”) as a result of the transactions and Services contemplated by this Agreement shall treat such Confidential Information as confidential, shall use such Confidential Information only for the purposes of performing or giving effect to this Agreement and shall not disclose or use any such Confidential Information except as provided herein.

(b)                                 Each Service Provider shall have the right to disclose Confidential Information to any Third-Party Provider to the extent reasonably required for such Service Provider to provide or procure the Services in the manner required by this Agreement; provided that such disclosure shall be made under confidentiality terms and conditions that are no less stringent than the provisions of this Section 8.1.

(c)                                  Section 8.1(a) shall not prohibit the disclosure or use of any Confidential Information if and to the extent:

(i)                                     the disclosure or use is required by Applicable Law or for the purpose of any judicial or administrative proceedings (provided that, to the extent practicable and permitted by Applicable Law, prior to such disclosure or use, the Receiving Party shall (a) promptly notify the Disclosing Party of such requirement and provide the Disclosing Party with a list of Confidential Information to be disclosed (unless the provision of such notice is not permissible under Applicable Law) and (b) reasonably cooperate in obtaining a protective order covering, or confidential treatment for, such Confidential Information);

(ii)                                  the disclosure to any Governmental Authority having jurisdiction over the Receiving Party in connection with supervisory discussions with, and examinations by, such Governmental Authority;

(iii)                               the Confidential Information is or becomes generally available to the public (other than as a result of an unauthorized disclosure, whether direct or indirect, by the Receiving Party); provided that there is written evidence of the public availability of such Confidential Information;

(iv)                              the Confidential Information is or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party (provided that, such sources are not known by the Receiving Party to be subject to another confidentiality obligation; and provided, further, that there is evidence in the Receiving Party’s written records of the source of such Confidential Information); or

(v)                                 the disclosure or use of such Confidential Information is made with the Disclosing Party’s prior written approval.

(d)                                 Each Party’s Confidential Information shall remain the property of that Party.  Each Party shall use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent disclosing to third parties the Confidential Information of any other Party as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature.

(e)                                  Upon the termination of this Agreement, the Receiving Party agrees to return all such Confidential Information in its possession, custody and control.  In lieu of returning such information, the Receiving Party may, at its election, provide the Disclosing Party with a written certification that any and all Confidential Information disclosed under this Agreement has been destroyed or otherwise rendered inaccessible, unreadable or unavailable.

Section 8.2                                    Systems Security and Breach Notification.

(a)                                 If any Party or any of its respective Subsidiaries (such Party together with its Subsidiaries, the “Accessing Party”) has or is given access to the computer system(s), facilities, networks (including voice or data networks) or software (collectively, “Systems”) used by another Party or any of such other Party’s Subsidiaries (such other Party and its Subsidiaries, the “Granting Party”) in connection with the provision of the Services, the Accessing Party shall comply with the Granting Party’s written information security regulations (including any policies, procedures, requirements and instructions) as they exist at the time the Accessing Party is accessing the Systems, which shall be provided by the Granting Party upon execution of this Agreement and prior to the Accessing Party being granted access to the Granting Party’s Systems.

(b)                                 The Accessing Party will not tamper with, compromise or circumvent any security or audit measures employed by the Granting Party.  The Accessing Party shall (i) permit only those of its personnel who are specifically authorized by the Granting Party to access the Granting Party’s Systems and (ii) prohibit its personnel from permitting or causing the unauthorized destruction, alteration or loss of information contained therein.  In addition, a material failure to comply with the Granting Party’s security regulations shall be a breach of this Agreement, and the Parties shall work together to rectify any such failure to comply with the Granting Party’s security regulations.  If any breach of the Granting Party’s security regulations is not rectified as soon as practicable, but in any event within twenty-four (24) hours following the discovery of its occurrence by either Party, the Granting Party shall be entitled to immediately terminate the Services to which the breach relates or, if it relates to all the Services that the Granting Party receives or provides, as applicable, the non-breaching Party shall be entitled to immediately terminate the Agreement in its entirety.

(c)                                  The Accessing Party represents, warrants and covenants to the Granting Party that all software code, any related deliverables and any data or information input into any Systems in connection with the Services does not and will not contain any program, routine, device, code, instructions (including any code or instructions provided by third parties) or other undisclosed feature, including a time bomb, virus, software lock, drop-dead device, malicious logic, worm, Trojan horse, spyware, bug, error, defect or trap door, that is capable of (or has the effect of allowing any untrusted party to be capable of) accessing, modifying, deleting, damaging, disabling, deactivating, interfering with or otherwise harming the Services or any of the Granting Party’s Systems, data or other electronically stored information (collectively, “Disabling Procedures”).

(d)                                 Notwithstanding any other limitations in this Agreement, each Accessing Party agrees to notify the applicable Granting Party immediately upon discovery of any Disabling Procedures that are or reasonably suspected to be included in the Services or related deliverables, and if Disabling Procedures are discovered or reasonably suspected to be present therein, the Accessing Party shall immediately take all actions reasonably necessary, at its own expense, to identify and eradicate (or equip the other Party to identify and eradicate) such Disabling Procedures and carry out any recovery necessary to remedy any adverse impact of such Disabling Procedures.

(e)                                  In the event the Receiving Party has access to, control over, or custody of the Disclosing Party’s Personally Identifiable Information, the following terms shall apply:

(i)                                     The Receiving Party represents and warrants that its collection, access, use, storage, disposal and disclosure of Personally Identifiable Information meet the objectives of the Privacy Laws.

(ii)                                  The Receiving Party shall establish and maintain for the duration of this Agreement or the duration of its access to Personally Identifiable Information (whichever occurs later), policies and procedures consistent with reasonable practice within the financial industry and the Privacy Laws to protect Personally Identifiable Information.  Such policies and procedures shall include administrative, technical and physical safeguards that are commensurate with the scope of the services and/or the sensitivity of Personally Identifiable Information shared by the Disclosing Party under this Agreement.  In addition, the Receiving Party’s policies must protect against any anticipated threats or hazards to the security or integrity of such Personally Identifiable Information, protect against unauthorized access to or use of Personally Identifiable Information that could result in substantial harm or inconvenience to the Disclosing Party and ensure the proper disposal of Personally Identifiable Information.

(f)                                   The Receiving Party shall notify the Disclosing Party within two (2) Business Days of any incident where Confidential Information or Personally Identifiable Information controlled by or located within the paper or physical files, networks, drives, cloud based solutions or other storage media or mechanism of the Receiving Party that compromises the security, confidentiality or integrity of the Disclosing Party’s Confidential Information or Personally Identifiable Information (a “Security Breach”).  Upon learning of any Security Breach, the Receiving Party will promptly investigate and remediate such Security Breach, and provide written updates and information regarding said investigation and remediation to the Disclosing Party on a timely and regular basis, including information sufficient to permit the Disclosing Party to understand the type of information involved, the mechanism through which the security, confidentiality and integrity of the Disclosing Party’s information was comprised and to determine whether notice to any affected individuals, corporations or groups is required.  The Parties further agree to coordinate in good faith on developing the content of any public statements related to the Security Breach, and on the content of any notice required to given to affected individuals or law enforcement agencies under one or more Privacy Laws.

(g)                                  If at any time the Granting Party determines that any personnel of the Accessing Party has sought to circumvent or has circumvented the Granting Party’s security regulations or other security or audit measures or that any personnel of the Accessing Party has permitted or caused an unauthorized person to access or have access to the Granting Party’s

Systems, including by engaging in activities that may lead to a Security Breach, the Granting Party may immediately terminate any such person’s access to the Systems and, if such person’s access is terminated, shall immediately notify the Accessing Party.

(h)                                 The Receiving Party agrees to permit the Disclosing Party and its appropriate regulatory auditors to audit the Receiving Party’s compliance with this Section 8.2 during regular business hours upon reasonable written notice to the Receiving Party; provided that, any audit by the Disclosing Party shall employ reasonable procedures and methods as necessary and appropriate in the circumstances and shall not unreasonably interfere with the Receiving Party’s normal business operations.

ARTICLE IX
DISPUTE RESOLUTION; LIMITATION OF LIABILITY

Section 9.1                                    Resolution Procedure.  The resolution of any Dispute that arises between or among the Parties, to the extent not resolved in connection with the governance structure provided in Article V hereof, if applicable, shall be governed by Section 6 of the Master Reorganization Agreement.

Section 9.2                                    Limitations on Liability.

(a)                                 Consequential and Other Damages.  In no event shall any Party be liable, whether in contract, in tort (including negligence and strict liability), breach of warranty or otherwise, for any special, indirect, incidental, punitive, exemplary, consequential or similar damages which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any Service hereunder.

(b)                                 Limitation of Liability.  In no event shall the aggregate damages for which each Party shall be liable in connection with or as a result of this Agreement or the Services provided hereunder exceed the aggregate amount of Service Fees actually paid to or contemplated to be paid to such Party or, where the Schedules hereto provide for direct payment by a Service Recipient to a Third-Party Provider, to Third-Party Providers, under this Agreement, with such amount calculated using the maximum Service Fee for each Service.

(c)                                  Carve-outs for Liability Regime.  Section 9.2(b) does not apply in relation to liability resulting from:

(i)                                     any breach of Applicable Law;

(ii)                                  the indemnities contained in Section 6.1 and Section 6.2 of this Agreement;

(iii)                               any breach of Article VII or Article VIII of this Agreement;

(iv)                              any Security Breach; or

(v)                                 fraud, gross negligence, willful misconduct or bad faith.

ARTICLE X
MISCELLANEOUS

Section 10.1                             Notices.  All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) sent by facsimile or electronic mail, or (c) deposited in the United States mail or private express mail, postage prepaid.  Such communications must be sent to the respective Parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to BNPP, to:

[BNP Paribas

3 rue d’Antin

75002 Paris, France

Attention: Redouane Znagui, CFO of International Retail Banking

Facsimile: [     ]

Email: [     ]

If to BWHI, to:

[BancWest Holding Inc.

c/o Bank of the West

180 Montgomery Street

San Francisco, California 94104

Attention: General Counsel

Facsimile: [     ]

Email: [     ]

with a copy to:

BancWest Holding Inc.

c/o Bank of the West

180 Montgomery Street

San Francisco, California 94104

Attention: Chief Financial Officer

Facsimile: [     ]

Email: [     ]

If to BoW, to:

[Bank of the West

180 Montgomery Street

San Francisco, California 94104

Attention: [     ]

Facsimile: [     ]

Email: [     ]

If to FHI, to:

First Hawaiian, Inc.

999 Bishop Street, 29th Floor

Honolulu, Hawaii 96813

Attention: Robert S. Harrison, Chairman and CEO

Facsimile: (808) 525-8708

Email: rharrison@fhb.com

with a copy to:

First Hawaiian, Inc.

999 Bishop Street, 29th Floor

Honolulu, Hawaii 96813

Attention: Michael Ching, Executive Vice President, CFO and Treasurer

Facsimile: (808) 529-6088

Email: mching@fhb.com

If to FHB, to:

First Hawaiian Bank

999 Bishop Street, 29th Floor

Honolulu, Hawaii 96813

Attention: Michael Ching, Executive Vice President, CFO and Treasurer

Facsimile: (808) 529-6088

Email: mching@fhb.com

Any Party may change the address or fax number to which such communications are to be sent to it by giving written notice of change of address to the other Parties in the manner provided above for giving notice.

Section 10.2                             Assignment.  This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Parties, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided that any Party may assign this Agreement to a purchaser of all or substantially all of the property and assets of such Party (whether by sale, merger or otherwise) so long as such purchaser expressly assumes, in a written instrument in form reasonably satisfactory to the non-assigning Parties, the due and punctual performance or observance of every agreement and covenant of this Agreement on the part of the assigning Party to be performed or observed.

Section 10.3                             Successors and Assigns.  The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 10.4                             Third-Party Beneficiaries.  Except for the provisions of Article VI, which shall inure to the benefit of each of the Indemnitees, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon any other Person any right or remedy hereunder and there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 10.5                             Severability.  In the event any one or more of the provisions contained in this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, or the application of such provisions to Persons or circumstances or in jurisdictions other than those as to which have been held invalid, illegal, void or unenforceable, shall remain in full force and effect and shall not in any way be affected, impaired or invalidated thereby.  The Parties shall endeavor in good faith negotiations to replace the invalid, illegal, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of invalid, illegal, void or unenforceable provisions.

Section 10.6                             Entire Agreement; Amendment.  All Schedules shall be deemed to be incorporated into and made part of this Agreement.  This Agreement, together with the Stockholder Agreement and the Expense Reimbursement Agreement, contain the entire agreement and understanding between the Parties with respect to the provision or procurement of services among the Parties hereto (and supersede any prior agreements, arrangements or understandings between the Parties with respect to such subject matter) and there are no agreements, representations or warranties with respect to such subject matter which are not set forth in this Agreement.  No provision of this Agreement, including any Schedules to this Agreement, may be amended, supplemented or modified except by a written instrument making specific reference to this Agreement or any such Schedules to this Agreement, as applicable, signed by all Parties; provided, however, that with respect to the amendment of Schedules, BNPP’s written agreement shall not be required with respect to the amendment of Schedule A, Schedule B, Schedule C and Schedule D, and neither BWHI’s nor BoW’s approval shall be required with respect to amendments to Schedule E.

Section 10.7                             Waiver.  Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement shall be effective only to the extent specifically set forth in writing.  Notwithstanding any provision set forth in this Agreement, no Party shall be required to take any action or refrain from taking any action that would cause it to violate any Applicable Law, statute, legal restriction, regulation, rule or order of any Governmental Authority.

Section 10.8                             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York and without regard to its choice of law principles.

Section 10.9                             Jurisdiction; Service of Process.  Any action or proceeding arising out of or relating to this Agreement shall be brought in the courts of the State of New York located in the County of New York or in the United States District Court for the Southern District of New York (if any Party to such action or proceeding has or can acquire jurisdiction), and each of the Parties hereto and thereto irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  The Parties to this Agreement agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties hereto to irrevocably waive any objections to venue or to convenience of forum.  Process in any action or proceeding referred to in the first sentence of this Section 10.9 may be served on any party to this Agreement anywhere in the world.

Section 10.10                      Waiver of Jury Trial.  EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 10.11                      Counterparts.  This Agreement may be executed in one or more counterparts, including by facsimile or by e-mail delivery of a “.pdf” format data file, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 10.12                      Relationship of the Parties.  The Parties agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors, and this Agreement shall not create any partnership, joint venture or other similar arrangement between the Parties or any of their respective Subsidiaries.

Section 10.13                      Force Majeure.  No Party shall be liable for any failure of performance to the extent attributable to acts, events or causes (including war, riot, rebellion, civil disturbances, flood, storm, fire and earthquake or other acts of God or conditions or events of nature, or any act of any Governmental Authority) beyond its control to prevent in whole or in part performance by such Party under this Agreement.

Section 10.14                      Further Assurances.  In addition to the actions specifically provided for elsewhere in this Agreement, each Party hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to carry out the provisions of this Agreement.

Section 10.15                      Subsidiary Action.  Wherever a Party has an obligation under this Agreement to “cause” a Subsidiary of such Party, or any such Subsidiary’s officers, directors, management or employees, to take, or refrain from taking, any action, such obligation shall be deemed to include an undertaking on the part of such Party to cause such Subsidiary to take any such action, or such action as may be necessary to accomplish the purposes of this Agreement.  Wherever this Agreement provides that a Subsidiary of a Party has an obligation to take, or refrain from taking, any action, such Party shall be deemed to have an obligation under this Agreement to cause such Subsidiary, or any such Subsidiary’s officers, directors, management or employees, to take, or refrain from taking, such action, or such action as may be necessary to accomplish the purposes of this Agreement.  To the extent necessary or appropriate to give meaning or effect to the provisions of this Agreement or to accomplish the purposes of this Agreement, each Party shall be deemed to have an obligation under this Agreement to cause any Subsidiary thereof, or any such Subsidiary’s officers, directors, management or employees, to take, or refrain from taking, any action as otherwise contemplated herein.  Any failure by a Subsidiary of any Party to take, or refrain from taking, any action contemplated by this Agreement shall be deemed to be a breach of this Agreement by such Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day, month and year first above written.

BNP Paribas

By:
Name:
Title:

By:
Name:
Title:

BancWest Holding Inc.

By:
Name:
Title:

Bank of the West

By:
Name:
Title:

First Hawaiian, Inc.

By:
Name:
Title:

First Hawaiian Bank

By:
Name:
Title:

Schedule A

Third-Party Services Provided by BWHI Providers to FHI Recipients

Capitalized terms used in this Schedule A and not otherwise defined have the respective meanings ascribed thereto in the Transition Services Agreement to which this Schedule A is attached and of which this Schedule A forms a part.

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
Finance-Ratings Agency	Moody’s Investors Service, Inc. (Moody’s Investors)	Moody’s Application and Fee Schedule for Bank & Bank Holding Company Ratings between BoW and Moody’s Investors, dated [•]

Moody’s Investors provides bank credit ratings to FHB and BoW. Moody’s Investors, pursuant to its agreement with BoW, will continue to provide FHB access to credit rating services. FHB will continue to provide FHB data to BoW, which BoW will consolidate with BoW data and submit to Moody’s Investors.

				FHB has paid its portion of the fee applicable to this contract through October 31, 2016.	10/31/2016	BoW	FHB

Finance-Ratings Agency	Standard and Poor’s Risk Solutions (S&P)	Contract for Services between S&P and BoW, effective as of October 13, 2011

S&P provides bank credit ratings to FHB and BoW. S&P, pursuant to its agreement with BoW, will continue to provide FHB access to credit rating services. FHB will continue to provide FHB data to BoW, which BoW will consolidate with BoW data and submit to S&P.

				The annual fee applicable to this contract was allocated and fully paid by FHB and BoW through January 31, 2017.	1/31/2017	BoW	FHB

Human Resources	Buck Consultant, LLC (Buck)	Letter of Agreement between Buck and BoW, dated April 26, 2007

Buck provides investment consulting services to the joint-FHB/BoW Retirement and Qualified Account Based Plan (QABP) Committees, which are responsible for overseeing various defined benefit plans and defined contribution plans. Buck, pursuant to the BoW agreement, will continue to provide services to the joint-FHB/BoW QABP committees for each joint defined benefit or defined contribution plan. BoW will continue to coordinate Buck’s work, including Buck’s review of investment performance, monitoring of asset allocation according to the asset allocation policies, provision of guidance on investments and preparation of materials for presentation to the respective joint-FHB/BoW QABP committees. Upon the separation of each joint plan, FHB and BoW will have their own respective retirement plan committees and will each be responsible for engaging the required support services for their respective committees.

Plan Administration Fees: Any fees for services rendered by Buck will be processed for payment by BoW and paid from relevant plan assets but billed to sub accounts according to the quotient of the respective bank’s sub account asset value at the end of the immediately preceding calendar year and the total asset value for the immediately preceding calendar year, except as otherwise specified below.

Non-Plan Administration Fees: Buck will invoice BoW. BoW will charge FHB for FHB’s portion of any fees for services rendered by Buck that are ineligible for payment from plan assets as follows:

•      Employee Retirement Plan-related Fees: Total fees attributable to the Employee Retirement Plan multiplied by the quotient

					5/31/2017	BoW	FHB

1

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient

of the respective bank’s sub account asset value at the end of the immediately preceding calendar year and the bank’s total asset value for the immediately preceding calendar year.

•                   QABP-related Fees: Total fees attributable to the 401(k) savings plan shared by BoW and FHB multiplied by the quotient of the respective bank’s participant account balance in such defined contribution plan divided by total participant account balance in such defined contribution plan.

For the avoidance of doubt:

•                   The payment of any and all fees attributable to the United California Bank plan will be the responsibility of BoW.

•                   The payment of any and all fees attributable to the BWC Future Plan (Future Plan) will be the responsibility of FHI.

IT	RSA Security LLC (RSA)	Archer License Agreement between Archer Technologies LLC and BoW, effective as of December 21, 2009, as amended

RSA’s Archer eGRC Solutions software is a collaborative enterprise governance, risk management, and compliance program used by FHB and BoW’s Information Technology, Finance, Operations, Legal, and other functional teams. FHB’s use of the Archer eGRC Solutions software is related to requirements of BWC Holding Inc., which was renamed “BancWest Corporation” (the RHC) on the Reorganization Effective Date. RSA, pursuant to its agreement with BoW, will continue to provide FHB with licenses to use the Archer eGRC software and any related services.

FHB will continue to be invoiced directly by RSA for relevant charges applicable to FHB. Amounts paid by FHB to RSA are subject to reimbursement in accordance with the terms and conditions of the Expense Reimbursement Agreement.

					51% Date	BoW	FHB

2

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
IT-FIS / Disaster Recovery Center	CenturyLink, Inc. (CenturyLink)	Master Services Agreement between Qwest Communications Company, LLC and BoW, effective as of May 4, 2009, as amended

The CenturyLink network is used by both FHB and BoW to transmit data between their shared primary production site (Honolulu) and their shared disaster recovery site (Omaha). FHB’s data is transmitted through the CenturyLink network by BoW. CenturyLink, pursuant to its agreement with BoW, will continue to allow BoW to transmit FHB data through the CenturyLink network.

CenturyLink will continue to invoice BoW for services provided to both FHB and BoW. BoW will continue to charge FHB as follows:

1.               Monthly Data Transmission Fee: BoW will charge FHB an eight hundred dollar ($800.00) per month data transmission fee.

2.               Disaster Recovery Circuit Fee: BoW will charge FHB four thousand three hundred and twenty four dollars ($4,324.00) per month to maintain two (2) dedicated disaster recovery circuits.

					5/31/2018	BoW	FHB

IT-FIS / Disaster Recovery Center	EMC Corporation (EMC)	Consulting and Training Services Agreement between BoW and EMC, effective as of May 17, 2006, as amended Master Customer Agreement between BNPP and EMC, dated August 11, 2000 (EMC-BNPP Agreement)

EMC provides software support and maintenance services to FHB and BoW for their third-party enterprise data storage solution, VMAX, which was acquired by both pursuant to the EMC-BNPP Agreement. EMC, pursuant to its agreement with BoW, will continue to provide software support and maintenance services to FHB.

EMC will continue to directly invoice BoW for services provided to both FHB and BoW. Operational expenses will be allocated between FHB and BoW as a percentage based on FHB and BoW’s respective number of millions of operations per second (MIPS), with FHB currently allocated twenty-three percent (23%) of operational expenses and BoW currently allocated seventy-seven percent (77%) of operational expenses.

					5/31/2018	BoW	FHB

Operations	MasterCard	No Underlying Contract for Sharing Interbank Card Association (ICA) Number

FHB and BoW each have separate agreements directly with MasterCard for purposes of issuing MasterCard credit cards. However, FHB and BoW share the same ICA number, which is a four-digit number used by MasterCard for purposes of distributing settlement funds from lawsuits involving their credit cards (e.g., data intrusions). Until a separate ICA number is assigned by MasterCard to each member bank: (a) the same ICA number will be shared by FHB and BoW and (b) BoW will pay FHB the money owed to FHB which is received from MasterCard pursuant to the FHB MasterCard agreement, including FHB’s share of any money recovered by MasterCard relating to fraud losses.

				There are no direct costs associated with this contract; however, BoW will continue to promptly transmit to FHB funds owed to FHB by MasterCard.	1/1/2017	BoW	FHB

3

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
Operations-FIS	TREEV LLC (TREEV)	Software License Agreement between TREEV and BoW, dated December 28, 2003

TREEV provides online reporting services and access to the Graphical User Interface software for mainframe report viewing to FHB and BoW. TREEV, pursuant to its agreement with BoW, will continue to provide such services to FHB.

				TREEV will continue to invoice BoW for services provided to both FHB and BoW. BoW will continue to charge FHB sixteen-percent (16%) of the total maintenance invoice received by TREEV [based on usage].	51% Date	BoW	FHB

Risk / Compliance	Wolters Kluwer Financial Services (WKFS)	Price waterhouseCoopers TeamMate License Rider and Global License Agreement between Price waterhouseCoopers LLP and BoW, dated December 15, 1999, as amended

WKFS provides licensed electronic internal audit software to both FHB and BoW. This software is used by FHB and BoW as an integrated paperless platform from which to manage internal audits. WKFS, pursuant to its agreement with BoW, will continue to provide FHB with access to the software.

				The annual license and maintenance fee applicable to this contract has been fully prepaid through December 31, 2016. No additional charges to either BoW or FHB are anticipated.	12/14/2016	BoW	FHB

Online Banking	RSA	Software License and Service Agreement between PassMark Security, Inc. and BoW, dated April 1, 2006, as amended

RSA provides multi-factor authentication for FHB’s online banking portal. RSA, pursuant to its agreement with BoW, will continue to provide such services to FHB in connection with FHB’s online banking log-ins.

RSA will continue to invoice BoW directly for services provided to both FHB and BoW. BoW will continue to charge FHB for FHB’s portion of the total invoice received from RSA. FHB’s portion of the invoice is based on the number of log-ins by FHB users.

					12/31/2016	BoW	FHB

Online Banking-Fiserv	Corillian Corporation (Corillian)	Voyager License Agreement and Voyager Support Services Schedule between Corillian and BoW, each effective as of January 29, 2008 Master Agreement between Fiserv Solutions, LLC (Fiserv) and FHB,

Corillian’s online application (provided by Fiserv) is used by both FHB and BoW for their online banking services pursuant to separate license agreements. Although both FHB and BoW have separate license agreements, Corillian invoices BoW for services provided to both banks and BoW then invoices FHB for its portion. BoW will continue to invoice FHB for Corillian services provided to FHB.

					12/31/2016	BoW	FHB

4

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
effective as of September 23, 2015

Finance-IT-Wires	ACI Worldwide Corp. (ACI)

License Agreement L5204 between ACI (f/k/a ACI Worldwide Inc.) and BoW, dated May 14, 2003

Attachment A03 between ACI and BWC, dated September 25, 2008

Assignment of Attachment A03 to License Agreement L5204, between ACI, FHI, and BWHI, dated May 12, 2016

ACI provides the Money Transfer System (MTS), as well as wire transfer support, to both FHB and BoW. ACI, pursuant to its agreement with BWHI, will continue to provide FHB with MTS access and support.

ACI will continue to directly invoice BoW for all expenses related to the licensing, professional services, support, and maintenance of the MTS software for both FHB and BoW. For all costs related to shared software, services, and maintenance, BoW will continue to charge FHB for FHB’s portion of such costs, based on FHB’s percentage of the aggregate transaction volume of the two banks. The percentage allocated to FHB is reviewed and adjusted annually.

					9/24/2018	BWHI	FHB

Amendment 11 between BWHI and ACI, dated May 12, 2016

5

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
Finance-IT-Wires	Accuity Inc. (Accuity)	Master License Agreement between Accuity and BoW, dated October 30, 2013, as amended Master License Agreement Amendment #9 between Accuity and BoW, dated March 29, 2016

Accuity provides FHB and BoW with transaction and customer screening solutions specific to Anti-Money Laundering and Office of Foreign Assets Control watch lists as part of MTS compliance and execution support. Accuity, pursuant to its agreement with BoW, will continue to provide FHB with screening solution services in connection with MTS.

Accuity will continue to directly invoice BoW for services provided to both FHB and BoW. BoW will continue to charge FHB for FHB’s portion of the total invoice received from Accuity. FHB’s portion of the invoice is based on FHB’s percentage of the aggregate wire transaction volume of the two banks. The percentage allocated to FHB is reviewed and adjusted annually.

					9/24/2018	BoW	FHB

Schedule A.1

Financial Reporting and CCAR Services

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
Risk / Compliance	Enablon North America Corp. (Enablon)	Enablon Standard Service, Licenses & Maintenance Agreement between Enablon and BoW, dated July 29, 2011, as amended

Enablon is an electronic front-end user interface with a back-end database tool used by FHB and BoW for CCAR, model risk management (inventory, attestation, and recommendation) and minimally for operational risk management (new activity and Risk Control Self-Assessment aka RCSA). Enablon, pursuant to its contract with BoW, will continue to provide FHB access to the Enablon tool.

Enablon will continue to directly invoice BoW for all license charges. BoW will continue to charge FHB for any license charges applicable to FHB. Amounts paid by FHB to BoW are subject to reimbursement in accordance with the terms and conditions of the Expense Reimbursement Agreement.

					Non-Control Date or 12/31/2018, whichever is earlier	BoW	FHB

6

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
IT	Informatica Corporation (Informatica)	License to Use Informatica Software between Informatica and BoW, effective as of March 19, 2009

Informatica provides data quality management, data warehouse development, software tools, and consulting services to FHB and BoW for CCAR purposes. Informatica, pursuant to its agreement with BoW, will continue to provide such services to FHB.

Informatica will continue to invoice BoW for services provided to both FHB and BoW. BoW will continue to submit that invoice to BWHI for reimbursement for both BoW’s and FHB’s proportional share of the total invoice received from Informatica.

					51% Date	BoW	FHB

Risk / Compliance	Moody’s Analytics, Inc. (Moody’s Analytics)	Subscription Order Form to Publications, Services and Online Databases and Terms of Agreement between BoW and Moody’s Analytics, dated effective July 30, 2009 (BoW TOA)

On an annual basis, regulators release economic scenarios for use in CCAR and DFAST stress tests, which are comprised of forecasts of macroeconomic variables. Pursuant to the BoW TOA, Moody’s Analytics has been engaged by BoW to provide more granular and detailed versions of the variable forecasts for each of the regulatory economic scenarios, as well as for custom bank-designed economic scenarios. These expanded variable forecasts are used by the RHC, BoW, and FHB as inputs in the execution of the semiannual RHC CCAR stress test and the annual BoW and FHB DFAST stress tests. When Moody’s Analytics delivers the variable forecasts to BoW, they are placed in a database hosted at BoW. When FHB needs the variable forecasts for CCAR or DFAST purposes, it requests them from BoW, which delivers them in the form of a data file transmitted via email, CITRIX connection, or FIRM message. BoW will continue to deliver the Moody’s Analytics variable forecasts to FHB upon request to the extent necessary to support FHB’s involvement in the CCAR program.

					Non-Control Date or 12/31/2018, whichever is earlier	BoW	FHB

7

Schedule B

Third-Party Services Provided by FHI Providers to BWHI Recipients

Capitalized terms used in this Schedule B and not otherwise defined have the respective meanings ascribed thereto in the Transition Services Agreement to which this Schedule B is attached and of which this Schedule B forms a part.

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient(s)
Human Resources	Aon Consulting (AON)	Amended and Restated Administration and Service Agreement between AON — Executive Benefits and BWC, effective as of January 1, 2010, as amended

FHI sponsors the BWC Deferred Compensation Plan, BWC Executive Life Insurance Plan, BWC Group Variable Universal Life Plan, and BWC Supplemental Individual Disability Insurance Plan for a select group of FHB and BoW employees. AON provides consulting services, plan design, administration and implementation for these benefits. When these plans are separated, liabilities and assets will be split between BoW and FHB based on which employees benefit under each plan (in the case of plans that benefit both FHB and BoW employees, the plans and assets will be split based on the individual employee liabilities and taken by the relevant employer). AON, pursuant to its agreement with FHI, will continue to provide BoW with access to AON services until such time as the plans can be separated.

AON will directly invoice FHI. FHI will then charge BoW for BoW’s share of the costs according to the following allocation:

•      Non-Participant Specific Plans: Total fees attributable to the BWC Deferred Compensation Plan multiplied by the quotient of BoW’s participant account balance in such plan and the total participant account balance in such plan.

•      Participant Specific Plans: Fees attributable to the BWC Executive Life Insurance Plan, BWC Group Variable Universal Life Plan and BWC Supplemental Individual Disability Insurance Plan are participant specific and BoW will be responsible for fees related to BoW plan participants.

					12/31/2017	FHI	BoW

Human Resources	Transamerica Retirement Solutions, LLC (Transamerica)	Administrative Services Agreement between Mercer HR Services, LLC (Mercer) and BWC, dated January 1, 2010, as amended

Transamerica (formerly Mercer) is the plan administrator for two defined contribution plans - the BWC 401k Savings Plan (401k Plan) and the Future Plan. Transamerica provides the following services to such plans: depositing payroll deductions and employer contributions into individual employee accounts; processing participant loans and balance rollovers to and from the plan; ensuring compliance with applicable laws and regulations; and completing government filings and any required reporting/testing.

When the 401k Plan is separated, liabilities and assets will be split between BoW and FHB based on each bank’s employees. The Future Plan will remain intact with FHB assuming responsibility of this plan as BoW is no longer a participating employer. Transamerica, through its agreement with FHI, will continue to

Plan Administration Fees: Any fees for services rendered by Transamerica related to the 401k Plan will paid from the 401k Plan assets.

Non-Plan Administration Fees: Transamerica will invoice FHI. FHI will charge BoW for BoW’s portion of any fees related to the 401k Plan that are ineligible for payment from the 401k Plan assets. BoW’s portion shall be allocated as follows:

•      Total cost of contract multiplied by the quotient of the BoW’s headcount divided by the total 401k Plan headcount.

For the avoidance of doubt, the payment of any and all fees attributable to the Future Plan will be the

					6/30/2017	FHI	BoW

8

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient(s)
			provide BoW with access to the Transamerica services until such time as the 401k Plan can be split.	responsibility of FHI.

Human Resources	Metropolitan Life Insurance Company (MetLife)

MetLife Group Policy No. 1665775-1-G issued by MetLife to BWC, as “Policyholder”, with associated certificates dated effective as of January 1, 2003, as amended (Group Policy)

Life Insurance Performance Agreement between MetLife and BWC, with associated Certificates dated effective as of January 1, 2014

MetLife provides BoW and FHB with employee insurance including: Life Insurance, Accidental Death and Dismemberment (AD&D) insurance, Long Term Disability, and, for BoW only, Short Term Disability benefits and dental administrative services. MetLife, under the Group policy issued to FHI, will continue to provide employee insurance services to BoW.

MetLife premiums are based on premium amounts that FHB and BoW separately self-report to MetLife. Each of FHB and BoW reports its basis (headcount or compensation) depending on the specific type of insurance and then pays its respective premium calculated based on such reported basis directly to MetLife.

In the event that MetLife no longer permits FHB and BoW to self-report premium amounts and pay MetLife directly, BoW will begin providing its reporting basis to FHB for inclusion in FHB’s premium reporting to MetLife, and BoW will reimburse FHI for BoW’s portion of costs FHI is required to pay to FHB using the same basis (headcount or compensation) that is used under the current methodology.

					12/31/2016 (Life Insurance, AD&D insurance, dental administrative services) 12/31/2017 (Long Term Disability and Short Term Disability)	FHI	BoW

Human Resources	Wells Fargo Bank (Wells Fargo)	BWC Umbrella Trust Agreement between BWC and Wachovia Bank, N.A, effective November 23, 1999 BWC Grantor Trust Agreement between BWC and Wachovia Bank, N.A, dated August 30, 2006

FHI sponsors funded supplemental executive retirement and defined contribution plans for a select group of employees of FHB and BoW. Wells Fargo holds the assets related to these plans and will continue to do so until such plans can be separated. When these plans are separated, liabilities and associated assets will be split between BoW and FHB based on which bank’s employees benefit under each plan. In the case of plans that benefit both FHB and BoW employees, the assets of which are currently held and tracked in separate subaccounts, the plans and assets will be split based on the individual employee liabilities and taken by the relevant employer.

Wells Fargo will continue to directly invoice BoW. Any fees for services rendered by Wells Fargo will be allocated between BoW and FHB as follows:

•                   BoW will be responsible for fees related to services provided to plan benefitting only BoW employees.

•                   FHB will be responsible for fees related to services provided to plans benefitting only FHB employees.

•                   For fees related to plans benefitting both FHB and BoW employees, each of FHB and BoW shall be responsible for each bank’s respective portion of any such fees,

					12/31/2017	FHI	BoW

9

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient(s)
based on each bank’s portion of plan assets (i.e., FHB’s or BoW’s liability divided by total plan liability).

IT	Fidelity Information Services, LLC (FIS)

Amended and Restated Data Processing Agreement between FIS and BWC, dated June 1, 2011

Amendment to the Amended and Restated Data Processing Agreement between FIS and BWC, effective as of April 1, 2016

Letter Agreement between FIS, FHI, and BWHI, dated April 11, 2016

FIS provides core banking, payment processing, and hosting services to FHB and BoW. FHB and BoW share the primary production technology infrastructure environment (in Honolulu), as well as the use of FIS’ data/transaction processing services. FIS, pursuant to its agreement with FHI, will continue to provide such services to BoW.

FIS will continue to directly invoice FHB for services provided to both FHB and BoW, and FHB will continue to charge BoW fees using the following method:

1.     Base Monthly Processing Fees: FHB shall be responsible for thirty one percent (31%) and BoW shall be responsible for sixty nine percent (69%) of the Base Monthly Processing Fees as invoiced by FIS. The party approving any increase in staffing or support from FIS shall be solely responsible for payment of any corresponding increase in fees. Any reductions in the monthly Base Processing Fee shall be credited to the party utilizing the service affected by the reduction. If the service is utilized by both parties, the parties agree to allocate the credit using the following formula: FHB shall be allocated twenty three percent (23%) of any such credit and BoW shall be allocated seventy-seven percent (77%) of such credit.

2.     Operational Expenses: Operational expenses shall be allocated between the banks as a percentage based on FHB and BoW’s respective number of millions of operations per second, with FHB allocated twenty-three percent (23%) of operational expenses and BoW allocated seventy-seven percent (77%) of operational expenses.

					5/31/2018	FHI	BoW

10

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient(s)
Operations	Copyright Clearance Center, Inc. (Copyright Clearance Center)

Annual Authorizations Service Repertory License Agreement between Copyright Clearance Center and BWC, effective as of January 31, 2001

Amendment between Copyright Clearance Center and BWC, effective April 1, 2016

Copyright Clearance Center is an online library of copyrighted material, such as periodicals, academic white papers, and magazines. FHB and BoW leverage this service as a single source for marketing, legal, and other research. Copyright Clearing Center, pursuant to the agreement, will continue to provide BoW with access to the online library.

				The annual license fee applicable to this contract has been fully prepaid through January 30, 2017.	1/30/2017	FHI	BoW

Credit Operations	First Data Resources Inc. (FDR)

Debit Card Service Agreement between FDR and BWC, dated January 1, 2006, as amended

Star Financial Holding Company Member Institution Agreement between Star Networks, Inc. and BWC, dated January 2, 2006, as amended

FDR provides ATM driving, pin/signature card processing and other services and FDR tools to both FHB and BoW. FDR, pursuant to the contract, will continue to provide ATM driving and pin/signature debit card processing services to BoW.

				Both BoW and FHB will continue to be invoiced directly by FDR for services provided based on each bank’s respective transaction volume.	51% Date	FHI	BoW

Credit Operations	Total System Services, Inc. (TSYS)	Amended and Restated Agreement for Services between TSYS and FHB dated July 8, 2015,

TSYS is a transaction processing platform for credit and debit cards. FHB and BoW use TSYS for credit card servicing, including, but not limited to: card processing, fraud monitoring, and card production. TSYS, pursuant to the FHB contract, will continue to provide services and access to the TSYS card platform to BoW.

					10/2/2018	FHB	BoW

11

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient(s)
as amended

Risk / Compliance	G4S Compliance & Investigations (G4S)	Service Agreement between G4S and BWC, effective as of May 1, 2013

G4S provides independent, third party, toll-free phone numbers and online channels to FHB and BoW employees. These phone numbers and online channels can be used to report illicit banking practices directly and anonymously, as required by the Sarbanes-Oxley Act of 2002. G4S, pursuant to its agreement with FHI, will continue to provide these services to BoW.

				G4S will continue to directly invoice each of FHB and BoW for each bank’s respective portion of costs for access to G4S based on volume of calls attributable to each bank.	12/31/16	FHI	BoW

Finance-Insurance	Marsh Risk & Insurance Services (Marsh USA)	Client Service Agreement between Marsh USA and BWC, dated September 1, 2013 (BWC-Marsh CSA)

Marsh USA is a risk management advisor, consultant, and insurance broker for various lines of insurance coverage. BWHI, BoW, FHB, and FHI will rely on Marsh USA to assist in the renewal or placement of any shared D&O policy. Marsh USA, pursuant to the BWC-Marsh agreement, will continue to provide risk management, consulting and brokerage services to BWHI and BoW.

With respect to costs, including any premiums and brokerage fees incurred in connection with the renewal or placement of any shared D&O policy, Marsh USA will invoice BoW and each named insured (including without limitation, BWHI, FHB, and FHI) covered under such shared policy will subsequently reimburse BoW in accordance with the terms and conditions of that certain insurance premium allocation agreement by and among those named insureds.

					8/31/2016	FHI	BWHI BoW

Finance-Ratings Agency	Fitch Ratings, Inc. (Fitch)	Fee Arrangement Letter between Fitch and BWC, dated December 4, 2015, and effective as of January 1, 2015

Fitch provides bank credit ratings to FHB and BoW. Fitch, pursuant to its agreement with FHI, will continue to provide BoW access to credit rating services. BoW will continue to provide BoW data to FHB, for submission to Fitch for rating.

				The annual fee applicable to this contract was fully paid by FHI through December 31, 2016.	12/31/2016	FHI	BoW

Insurance	Various Insurance Underwriters as specified in “Description”	Financial Institution Professional Liability Insurance (Bankers Professional Liability) Policy

FHB and BoW will continue to share insurance coverage under their existing Bankers Professional Liability Policy.

Underwriters:

•              AIG — Illinois National Insurance Company

•              Chubb (ACE) — ACE American Insurance Company

•              CNA — Continental Casualty Company

•              XL — XL Specialty Insurance Company

•              Axis — Axis Insurance Company

•              Everest — Everest National Insurance Company

The policy premium applicable to this shared insurance policy has been fully prepaid through September 1, 2016, and allocated to each bank in accordance with that certain Insurance Service and Premium Allocation Agreement, by and among, BWC, BoW, FHB and FHL Lease Holding Company, Inc., dated effective January 1, 2001. There will be no additional charges to either BoW or FHB.

					9/1/2016	FHI	BoW

12

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient(s)
• Starr — Starr Indemnity & Liability Company

Insurance	Various Insurance Underwriters as specified in “Description”	Employment Practices Liability Insurance Policy

FHB and BoW will continue to share insurance coverage under their existing Employment Practices Liability Insurance Policy.

Underwriters:

•         AIG — Illinois National Insurance Company

•         Chubb (ACE) — ACE American Insurance Company

•         Axis — Axis Insurance Company

The policy premium applicable to this shared insurance policy has been fully prepaid through September 1, 2016, and allocated to each bank in accordance with that certain Insurance Service and Premium Allocation Agreement, by and among, BWC, BoW, FHB and FHL Lease Holding Company, Inc., dated effective January 1, 2001. There will be no additional charges to either BoW or FHB.

					9/1/2016	FHI	BoW

Insurance	Various Insurance Underwriters as specified in “Description”	Fiduciary Liability Insurance / Employee Benefit Plan Fiduciary Liability Insurance Policy

FHB and BoW will continue to share insurance coverage under their existing Fiduciary Liability Insurance / Employee Benefit Plan Fiduciary Liability Insurance Policy.

Underwriters:

•         AIG — National Union Fire Insurance Company of Pittsburgh, Pa.

•         Chubb (ACE) — ACE American Insurance Company

The policy premium applicable to this shared insurance policy has been fully prepaid through September 1, 2016, and allocated to each bank in accordance with that certain Insurance Service and Premium Allocation Agreement, by and among, BWC, BoW, FHB and FHL Lease Holding Company, Inc., dated effective January 1, 2001. There will be no additional charges to either BoW or FHB.

					9/1/2016	FHI	BoW

Insurance	Various Insurance Underwriters as specified in “Description”	Financial Institution Bond / Electronic and Computer Crime Policy

FHB and BoW will continue to share insurance coverage under their existing Financial Institution Bond / Electronic and Computer Crime Policy.

Underwriters:

•         AIG — National Union Fire Insurance Company of Pittsburgh, Pa.

•         Chubb (ACE) — ACE American Insurance Company

•         CNA — Continental Casualty Company

•         Axis — Axis Insurance Company

•         Chubb — Federal Insurance Company

The policy premium applicable to this shared insurance policy has been fully prepaid through September 1, 2016, and allocated to each bank in accordance with that certain Insurance Service and Premium Allocation Agreement, by and among, BWC, BoW, FHB and FHL Lease Holding Company, Inc., dated effective January 1, 2001. There will be no additional charges to either BoW or FHB.

					9/1/2016	FHI	BoW

13

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient(s)
Insurance	Various Insurance Underwriters as specified in “Description”	Security & Privacy Liability Insurance (Cyber) Policy

FHB and BoW will continue to share insurance coverage under their existing Cyber Policy.

Underwriters:

•         AIG — AIG Specialty Insurance Company

•         Axis — Axis Insurance Company

•         Endurance — Endurance American Insurance Company

•         QBE — QBE Specialty Insurance Company

•         XL — Greenwich Insurance Company

•         Nationwide — Scottsdale Insurance Company

•         AIG — Illinois National Insurance Company

•         Starr — Starr Indemnity & Liability Company

•         CNA - Continental Casualty Company

The policy premium applicable to this shared insurance policy has been fully prepaid through September 1, 2016, and allocated to each bank in accordance with that certain Insurance Service and Premium Allocation Agreement, by and among, BWC, BoW, FHB and FHL Lease Holding Company, Inc., dated effective January 1, 2001. There will be no additional charges to either BoW or FHB.

					9/1/2016	FHI	BoW

Insurance	Great American Insurance Company (GAIC)	GAIC Corporate Protection Insurance Policy plus Amendatory Endorsement, dated effective September 1, 2015 (Contingent Liability Policy)	FHB and BoW will continue to share insurance coverage under their existing Contingent Liability Policy.

The policy premium applicable to this shared insurance policy has been fully prepaid through September 1, 2018, and allocated to each bank in accordance with that certain Insurance Service and Premium Allocation Agreement, by and among, BWC, BoW, FHB and FHL Lease Holding Company, Inc., dated effective January 1, 2001.  There will be no additional charges to either BoW or FHB.

					9/01/2018	FHI	BoW

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Schedule C

Direct Services Provided from BWHI Providers to FHI Recipients

Capitalized terms used in this Schedule C and not otherwise defined have the respective meanings ascribed thereto in the Transition Services Agreement to which this Schedule C is attached and of which this Schedule C forms a part.

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
BancWest Investment Services (BWIS)	N/A	Investment Services Agreement between BWIS and FHB, effective as of November 14, 2003, as amended

BWIS (d/b/a First Hawaiian Investment Services, in the State of Hawaii, Territory of Guam, and the Commonwealth of the Northern Mariana Islands) markets and sells investment advisory, and insurance products and services in most branches of FHB. BWIS will continue to provide broker/dealer, investment advisory, and insurance products and services to customers of FHB.

					5/1/2017	BWIS	FHB

Finance	N/A	FHB Check Processing Agreement between BoW and FHB, dated December 10, 2009, as amended Amendment to FHB Check Processing Agreement between BoW and FHB, dated June 1, 2016

FHB issues FHB Official Bank checks, Personal Money Orders, and Interest Bearing checks to its customers, which are payable through BoW. BoW will continue to allow FHB to issue such instruments payable through BoW, and FHB will settle the issued amounts with BoW within one (1) Business Day of the applicable issuance date. BoW will also provide check maintenance services to FHB, including processing of stop payment requests, check clearing, and escheatment to the State of Hawaii, as applicable.

				BoW will charge FHB monthly for various transaction service fees, which is offset by an earnings credit of 20bps annualized rate of the average daily ledger balance.	5/31/2017	BoW	FHB

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Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
Human Resources	N/A	In-House Program; No Separate Underlying Contract

BoW will continue to provide certain administration services to FHB, including: preparing and facilitating retirement board presentations and communications, performing compliance reviews and government filings, coordinating efforts related to executive benefits, and processing invoices from benefit plan service providers.

					5/31/2018	BoW	FHB

IT-FIS / Disaster Recovery Center	N/A	In-House Program; No Separate Underlying Contract

BoW hosts the IBM Capacity Back-Up mainframe for disaster recovery services in the BoW Omaha Disaster Recovery Center and provides mainframe technology infrastructure, data replication services, and network support for FHB and BoW. BoW will continue to allow FHB access to BoW’s Omaha Disaster Recovery Center, ensure mainframe disaster recovery and data replication services, and provide network support services to FHB, including the continued provision of services supplied to BoW through Third-Party Providers, such as CenturyLink, EMC and Sirius.

				BoW will continue to charge FHB for twenty-three (23%) of the disaster recovery maintenance and support services. The cost is dictated by the infrastructure and network fees.		BoW	FHB

Online Banking-IT	N/A

Bank Services Agreement between BoW and FHB, effective as of September 22, 2004, as amended (Bank Services Agreement)

Amendment to Bank Services Agreement between BoW and FHB, effective as of April 1, 2016 (Amendment to Bank Services Agreement)

BoW hosts FHB’s Online Banking platform and provides related support services. FHB’s Online Banking platform servers are also physically located on BoW premises and are maintained and supported by BoW personnel. BoW will continue to allow FHB’s Online Banking platform servers to be located on BoW premises and provide FHB with the required support services at substantially the same levels and in substantially the same form as was required on the Effective Date.

				BoW will continue to charge FHB a fixed price of thirty-three thousand and eighty dollars ($33,080) per month.	12/31/2016 (online banking services only)	BoW	FHB

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Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
Finance-IT-Wires	N/A	Bank Services Agreement Amendment to Bank Services Agreement MTS Compensation Agreement between BoW and FHB, effective as of July 21, 2008 MTS Service Level Agreement between BoW and FHB, undated

BoW will continue to host and support FHB’s access and use of the ACI MTS on BoW’s Advanced Interactive eXecutive platform, including related ancillary services such as Fedline, SWIFT, and Advantage. The servers are physically located on BoW premises and are maintained and supported by BoW personnel.

				BoW will continue to charge FHB a fixed cost of seven thousand five hundred ($7,500) per month to cover the one BoW full time employee who is required to support this process.	9/24/2018 (wire services only)	BoW	FHB

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Schedule D

Direct Services Provided from FHI Providers to BWHI Recipients

Capitalized terms used in this Schedule D and not otherwise defined have the respective meanings ascribed thereto in the Transition Services Agreement to which this Schedule D is attached and of which this Schedule D forms a part.

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
Human Resources	N/A	Declaration of Trust and Trust Agreement between FHI and FHB, dated December 19, 1975, as amended FHB Employee Benefits Department Service Agreement, dated June 24, 2009

FHI sponsors the Employees’ Retirement Plan of BWC (ERP Plan) for FHB’s and BoW’s current and former employees, with plan assets held in two subaccounts, one for each of BoW and FHB. BoW employees will continue to participate in the ERP Plan until assets/liabilities can be spun off into a separate BoW-sponsored benefit plan. FHB, as plan trustee, will continue to provide services to the ERP Plan and will provide services to the separate BoW-sponsored benefit plan once it is established. Such services include: Issuing checks from the plan to plan participants in pay status; receiving and depositing employer plan contributions; and executing transactions based on investment manager direction.

					12/31/2017	FHB	BoW

Human Resources	N/A	FHB Investment Management Agreement - Corporate between FHB and Retirement Plan Committee of the Employees’ Retirement Plan of BWC, dated September 30, 2015 (Investment Management Agreement)

FHI sponsors the ERP Plan for FHB’s and BoW’s current and former employees, with plan assets held in two subaccounts, one for each of BoW and FHB. BoW employees will continue to participate in the ERP Plan until assets/liabilities can be spun off into a separate BoW-sponsored benefit plan. FHB, as investment advisor, will continue to provide services to the ERP Plan and will provide services to the separate BoW-sponsored benefit plan once it is established. Such services include: investment management advice; development/maintenance of plan investment policy; tracking plan asset performance; and providing periodic reporting. FHB will also direct the plan trustee to execute transactions based on the plan’s investment policy.

					12/31/2016	FHB	BoW

Credit Operations	N/A	Servicing Agreement	FHB provides residential mortgage loan servicing to BoW, including payments and customer support. FHB will continue to		11/1/2016	FHB	BoW

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Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
		between BoW and FHB, dated April 1, 1999	provide residential mortgage loan servicing to BoW.

Credit Operations	N/A	BoW Commercial Credit Card Servicing Agreement between FHB and BoW, dated April 30, 2013 (BoW Commercial Credit Card Servicing Agreement)

FHB will continue to provide servicing support for BoW’s commercial credit cards, including but not limited to: accounting and settlement; business continuity/disaster recovery; and account management/project management support.

					10/2/2018	FHB	BoW

Human Resources	N/A	In-House Program; No Separate Underlying Contract

FHB will provide administration services to BoW including, but not limited to, preparing and facilitating retirement board presentations and communications, performing compliance reviews and government filings, coordinating efforts related to executive benefits, and processing invoices from benefit plan service providers.

					12/31/2017	FHB	BoW

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Schedule E

Third-Party Services Provided by BNPP to FHI Recipients

Capitalized terms used in this Schedule E and not otherwise defined have the respective meanings ascribed thereto in the Transition Services Agreement to which this Schedule E is attached and of which this Schedule E forms a part.

Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
Credit Operations	Moody’s Analytics

Master License and Services Agreement between BNP Paribas Securities Corp and Moody’s Analytics, dated October 8, 2012, also identified as Moody’s Analytics Agreement No. 67053 (BNPP MLSA)

FHB Order Form for Software Products and Maintenance Services, effective as of April 1, 2016, also identified as Moody’s Analytics Agreement No. 00060417 (FHB Order Form)

Moody’s Analytics’ RiskAnalyst software is used FHB for spreading and analyzing company financial statements for commercial loans. Pursuant to the BNPP MLSA, FHB and Moody’s Analytics have entered into and executed the FHB Order Form, which provides FHB with a license from Moody’s Analytics to use the RiskAnalyst software program.

Pursuant to the FHB Order Form, FHB will pay an annual license fee directly to Moody’s Analytics for a 3-year subscription period; such license fee is calculated based on FHB’s commercial and industrial loan portfolio size.

					51% Date	BNPP	FHB

Finance	Moody’s Analytics	Terms of Agreement between Moody’s Analytics and BNP Paribas RCC, Inc., dated January 1,

Moody’s Analytics provides sovereign research services to FHB. Moody’s Analytics, pursuant to its agreement with BNPP, will continue to provide FHB with access to the relevant sovereign research services.

				Moody’s Analytics will continue to invoice FHB directly based on the number of licenses utilized by FHB.	12/31/2016	BNPP	FHB

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Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
2012

Human Resources	Cornerstone	Agreement between BNPP and Cornerstone for the Provision of the Cornerstone Learning Management System

Cornerstone provides a Learning Management System for BNPP to assign required online training to FHB employees. BNPP allows FHB to utilize Cornerstone for its own online training. The system contains policies and tracks employee training transcripts and policy compliance agreements. Cornerstone, pursuant to its agreement with BNPP, will continue to allow FHB access to its system.

BNPP will continue to not charge FHB for use of the Cornerstone system as long as it maintains some level of ownership in FHB and until such time that BNPP no longer requires FHB employees to take BNPP required training.

					Non-Control Date or 12/31/2018, whichever is earlier	BNPP	FHB

IT	IBM Growth Relationship Offering (GRO)	Attachment for GRO to that ARF Consulting 2014 — IBM France 552 118 465 between BNP Paribas S.S and Compagnie IBM France, dated May 15, 2014	IBM GRO resources are used by FHB for CCAR ETL development and data governance. IBM GRO, pursuant to its agreement with BNPP, will continue to provide FHB with access to such resources.	IBM will continue to directly invoice FHB for relevant charges applicable to FHB.	51% Date	BNPP	FHB

IT	Oracle France (Oracle)	Software Master Agreement between Oracle and BNP Paribas SA, dated May 28, 2014

Oracle provides integrated financial database management human resource planning software for use by FHB and BoW. Oracle, pursuant to its agreement with BNPP, will continue to provide FHB with access to Oracle licenses.

				BNPP will continue to directly invoice BoW. BoW will charge FHB for FHB’s portion of the costs for access to the Oracle system and support based on FHB employee headcount.	51% Date	BNPP	FHB

Finance	IBM Cognos	Agreement between BNPP and IBM for the Provision of the IBM Cognos System

FHB uses the IBM Cognos system to perform budget planning and analysis. IBM Cognos, pursuant to its agreement with BNPP, will continue to provide FHB with access and licenses to the Cognos system to perform budget planning and analysis.

				BNPP will continue to not charge FHB for access to the IBM Cognos system.	3/31/2017	BNPP	FHB

Risk / Compliance	Moody’s Analytics	Terms of Agreement between Moody’s Analytics and BNP Paribas RCC, Inc. dated effective January 1, 2012

On an annual basis, regulators release economic scenarios for use in CCAR and DFAST stress tests, which are comprised of forecasts of macroeconomic variables. Pursuant to the BNPP TOA, Moody’s Analytics has been engaged by BoW to provide more granular and detailed versions of the variable forecasts for each of the regulatory economic scenarios, as well as for custom bank-designed economic scenarios. These expanded variable forecasts are used by the RHC, BoW, and FHB as inputs in the

				Amounts paid by FHB are subject to reimbursement in accordance with the terms and conditions of the Expense Reimbursement Agreement.	Non-Control Date or 12/31/2018, whichever is earlier	BNPP	FHB

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Functional Area	Third-Party Provider	Title of Underlying Contract	Description of Services	Service Fee	End Date	Service Provider	Service Recipient
(BNPP TOA)

execution of the semiannual RHC CCAR stress test and the annual BoW and FHB DFAST stress tests. When Moody’s Analytics delivers the variable forecasts to BoW, such forecasts are placed in a database hosted at BoW. When FHB needs the variable forecasts for CCAR or DFAST purposes, it requests them from BoW, which delivers the forecasts in the form of a data file transmitted via email, CITRIX connection, or FIRM message. BoW will continue to deliver the Moody’s Analytics variable forecasts to FHB upon request to the extent necessary to support FHB’s involvement in the CCAR program.

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